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                                                                   EXHIBIT 10.1
                                                                 EXECUTION COPY

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        METROPOLITAN SENIOR HOUSING, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                                  June 29, 2000


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                                TABLE OF CONTENTS

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ARTICLE I -           GENERAL PROVISIONS..........................................................................1
    Section 1.1       Organization................................................................................1
    Section 1.2       Business of the Company.....................................................................1
    Section 1.3       Principal Place of Business.................................................................1
    Section 1.4       Qualification in Other Jurisdictions........................................................2
    Section 1.5       Term........................................................................................2


ARTICLE II -          DEFINITIONS.................................................................................2
    Section 2.1       Definitions.................................................................................2
    Section 2.2       Other Definitions..........................................................................14

ARTICLE III -         CAPITAL CONTRIBUTIONS......................................................................14
    Section 3.1       Initial and Mandatory Contributions of Members.............................................14
    Section 3.2       Additional Contributions of Capital........................................................16
    Section 3.3       Form of Contributions......................................................................17
    Section 3.4       No Right to Interest or Return of Capital..................................................17
    Section 3.5       No Third Party Rights......................................................................17
    Section 3.6       Limitations................................................................................17
    Section 3.7       Project Financing..........................................................................17
    Section 3.8       Failure to Contribute Capital..............................................................17
    Section 3.9       Loss of Voting Power and Control by Defaulting Member......................................19
    Section 3.10      Third Party Loans..........................................................................20
    Section 3.11      Voluntary Loans............................................................................20

ARTICLE IV -          CAPITAL ACCOUNTS, ALLOCATIONS  OF INCOME AND LOSS..........................................21
    Section 4.1       Capital Accounts...........................................................................21
    Section 4.2       Allocation of Net Profits..................................................................21
    Section 4.3       Allocation of Net Losses...................................................................21
    Section 4.4       Loss Limitation............................................................................21
    Section 4.5       Minimum Gain Chargebacks and Nonrecourse Deductions........................................22
    Section 4.6       Qualified Income Offset....................................................................22
    Section 4.7       Curative Allocations.......................................................................22
    Section 4.8       Special Income Allocation..................................................................23
    Section 4.9       Code Section 704(b) and 514(c)(9)(E) Allocations...........................................23
    Section 4.10      Distributions of Nonrecourse Liability Proceeds............................................23
    Section 4.11      Certain Guaranteed Payments................................................................23
    Section 4.12      Other Allocation Provisions................................................................24
    Section 4.13      No Deficit Restoration to Members..........................................................24

ARTICLE V -           DISTRIBUTIONS..............................................................................24
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    Section 5.1       General Provisions.........................................................................24
    Section 5.2       Distributions of Distributable Cash........................................................24
    Section 5.3       Distributions From Capital Transactions....................................................25
    Section 5.4       Certain Distributions Following Sale.......................................................26
    Section 5.5       Distributions Upon Liquidations............................................................26

ARTICLE VI -          POWERS AND DUTIES..........................................................................26
    Section 6.1       General Responsibilities of Manager........................................................26
    Section 6.2       Budgets and Business Plans.................................................................26
    Section 6.3       Implementation of Annual Business Plan.....................................................28
    Section 6.4       Authority of Manager.......................................................................28
    Section 6.5       Approval Rights of Federal Member..........................................................29
    Section 6.6       Other Business Activities of the Members...................................................29
    Section 6.7       Limitation of Liability....................................................................41

ARTICLE VII -         LIABILITIES OF MEMBERS.....................................................................42
    Section 7.1       General....................................................................................42

ARTICLE VIII -        TRANSFER OF COMPANY INTEREST...............................................................42
    Section 8.1       Transfer by the Members....................................................................42
    Section 8.2       Change in Control of the Sunrise Member....................................................44
    Section 8.3       Members....................................................................................47
    Section 8.4       Buy/Sell...................................................................................47
    Section 8.5       Effect Upon Transferees....................................................................50
    Section 8.6       Qualified Organizations....................................................................50
    Section 8.7       Casualty and Condemnation..................................................................51

ARTICLE IX -          MEMBER OBLIGATIONS FOR REPORTING, RECORDS AND ACCOUNTING MATTERS...........................52
    Section 9.1       Fiscal Year................................................................................52
    Section 9.2       Bank Accounts..............................................................................52
    Section 9.3       Maintenance of Records.....................................................................53
    Section 9.4       Certain Records............................................................................54
    Section 9.5       Required Reports...........................................................................54
    Section 9.6       Other Disclosures..........................................................................54
    Section 9.7       Tax Matters Partner........................................................................54
    Section 9.8       Taxation as a Partnership..................................................................54
    Section 9.9       Costs Payable From the Property Account....................................................55

ARTICLE X -           DISSOLUTION................................................................................55
    Section 10.1      Dissolution................................................................................55

ARTICLE XI -          EVENTS OF DEFAULT..........................................................................55
    Section 11.1      Events of Default..........................................................................55
    Section 11.2      Special Remedies on Default by the Sunrise Member..........................................56
    Section 11.3      Special Remedies on Default by the Federal Member..........................................56
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ARTICLE XII -         MISCELLANEOUS..............................................................................57
    Section 12.1      Notices....................................................................................57
    Section 12.2      Amendments.................................................................................58
    Section 12.3      Arbitration................................................................................58
    Section 12.4      Interpretation.............................................................................60
    Section 12.5      Counterparts...............................................................................61
    Section 12.6      No Partition...............................................................................61
    Section 12.7      Attorney's Fees............................................................................61
    Section 12.8      Severability...............................................................................61
    Section 12.9      Binding on Successors......................................................................61
    Section 12.10     Confidentiality............................................................................61
    Section 12.11     Representation and Warranties of Each Member...............................................62
    Section 12.12     Brokerage Commissions......................................................................62
    Section 12.13     Time is of the Essence.....................................................................62
    Section 12.14     UBTI.......................................................................................62

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                       LIMITED LIABILITY COMPANY AGREEMENT
                      OF METROPOLITAN SENIOR HOUSING, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

       This Limited Liability Company Agreement is made as of the 29th day of June, 2000, by and between SUNRISE ASSISTED LIVING INVESTMENTS, INC., a Virginia corporation with a principal place of business at the address set forth in Exhibit A, (the "Sunrise Member") and FEDERAL STREET OPERATING, LLC, a Delaware limited liability company, with a principal place of business at the address set forth in Exhibit A (the "Federal Member"). The Sunrise Member and the Federal Member, together with any such additional parties as and when admitted to the Company (as defined below) as members shall be individually a "Member" and collectively, the "Members."

       WHEREAS, METROPOLITAN SENIOR HOUSING, LLC (the "Company" or the "LLC") has been formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. c. Sec. 18101, et seq. (as amended from time to time, the "Act"); and

       WHEREAS, the Members wish to set out fully their respective rights, obligations and duties regarding the Company and its assets and liabilities;

       NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:

                         ARTICLE I - GENERAL PROVISIONS

       Section 1.1 Organization. The Company has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The original Certificate of Formation states that the registered agent and registered office of the Company in Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Certificate of Formation as amended by the Members from time to time, is referred to herein as the "LLC Certificate."

       Section 1.2 Business of the Company. The business of the Company shall be to invest in, own, improve, develop, sell and otherwise deal with Senior Housing Facilities (hereinafter defined), directly or through Subsidiaries (hereinafter defined). In connection with the foregoing, it is contemplated that the assets of the Company shall be primarily invested in the First Closing Properties and such other Properties, including, without limitation, the Second Closing Properties, as may be acquired by the Company, directly or through Subsidiaries, which Properties the Company (or such Subsidiaries) shall lease to Lessees pursuant to Leases. The Company, directly or through Subsidiaries, shall, from time to time, acquire personal property or interests therein, obtain licenses and certifications, and improve, finance and refinance the Properties for the benefit of the Company and engage in any and all activities necessary, appropriate or useful in furtherance of any of the foregoing.

       Section 1.3 Principal Place of Business. The principal office and place of business of the Company shall initially be c/o Sunrise Assisted Living, Inc., 7902 Westpark Drive, McLean, Virginia 22102. The Manager (hereinafter defined) may change the principal office or place of business of the Company at any time and may cause the Company to establish other offices or

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places of business in various jurisdictions and appoint agents for service of process in such jurisdictions.

       Section 1.4 Qualification in Other Jurisdictions. The Manager shall cause the Company to be qualified or registered under applicable laws of the State of Delaware and every jurisdiction in which the Company transacts business, and the Manager shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

       Section 1.5 Term. The term of the Company commenced as of the date of the filing of the LLC Certificate in the office of the Secretary of State of the State of Delaware and shall continue until December 31, 2025, unless earlier dissolved pursuant to the provisions of this Agreement.

                            ARTICLE II - DEFINITIONS

       Section 2.1 Definitions. The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms except where the context requires otherwise.

       "Accountants" shall mean Ernst & Young LLP or such other firm of independent certified public accountants approved by the Members and engaged from time to time by the Company for purposes of reviewing or auditing the Company's financial statements or other information with respect to each Property and performing such other duties as are imposed on the accountants by this Agreement.

       "Acquire" means to purchase any direct or indirect interest (whether in fee simple title or by lease, license or other agreement) in any Senior Housing Facility.

       "Act" shall have the meaning set forth in the introductory statement.

       "Additional Capital" shall have the meaning set forth in Section 3.2.

       "Additional Capital Requested Amount" shall have meaning set forth in
Section 3.2.

       "Adjusted Capital Account" shall have the meaning set forth in Section
4.4 hereof.

       "Agreement to Acquire" means any letter of intent, offer or other agreement or instrument pursuant to which a party agrees to Acquire any rights or any direct or indirect interest in any Senior Housing Facility.

       "Agreement to Convey" shall mean any letter of intent, offer or other agreement or instrument pursuant to which a party agrees to Convey any rights, property or direct or indirect interest in any Senior Housing Facility.

       "Annual Business Plan" shall have the meaning set forth in Section 6.2.

       "Appraised Fair Market Value" shall have the meaning set forth in Section 8.2.

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       "Approved Budgets" shall mean, as the case may be, each or any of the
Annual Budget approved by the Members, including any Annual Business Plan so approved, and including, without limitation, the Annual Business Plan for the remainder of the calendar year in which this Agreement is executed.

       "Arbitration Proceeding" is defined in Section 12.3.

       "Authorized Financing" shall mean any financing by the Company, including, without limitation, the assumption by the Company of the Loans encumbering the Second Closing Properties, to the extent such financing has specifically been approved as hereby required.

       "Bellevue Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       "Best" shall have the meaning set forth in Section 6.7.3.

       "Bona Fide Offer" means an arms length letter of intent or offer to Acquire any Senior Housing Facility (or any direct or indirect beneficial interest therein) made by a third party which is not an affiliate of the Sunrise Member or of its Related Parties.

       "Buffalo Grove Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       "Business Day" means any day excluding a Saturday, Sunday, any other day during which there is no scheduled trading on the New York Stock Exchange and all other days on which the offices of the State of Michigan, the Commonwealth of Massachusetts or the Commonwealth of Virginia are not open for business.

       "Buy Price" shall have the meaning set forth in Section 8.4.2.

       "Buy/Sell Deposit" shall have the meaning set forth in Section 8.4.3.

       "Buy/Sell Election Date" shall have the meaning set forth in Section
8.4.2.

       "Buy/Sell Offering Notice" shall have the meaning set forth in Section 8.4.1.

       "Cap Rate" shall mean 10.75% with respect to the First Closing Properties, the Second Closing Properties, the Oakland Hills Property, the Buffalo Grove Property and the Smithtown Property.

       "Capital Account" shall have the meaning set forth in Section 4.1.

       "Capital Proceeds" means, with respect to either the Company or any Subsidiary, the Gross Receipts of such entity in connection with or resulting from a Capital Transaction (and, if in connection with the liquidation of the Company, any other property available for distribution) following deduction of the following, to the extent paid out of such proceeds: (i) all expenses incurred in connection with the transaction giving rise to such proceeds or paid out of such proceeds, (ii) any amounts set aside for the establishment or replenishment of Reserves and (iii)

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payment of any indebtedness with the proceeds of such Capital Transaction. Any
Reserves set aside pursuant to clause (ii) above remaining after the payment of sums necessary to satisfy the purpose for which such Reserves were created subsequently released from such Reserves shall be deemed Capital Proceeds.

       "Capital Transaction" means the sale, financing, refinancing, total or partial destruction, condemnation or other recapitalization or disposition of any Property or any other substantial asset of the Company.

       "Casualty" is defined in Section 8.7(a).

       "Closing Date" shall have the meaning set forth in Section 8.4.4.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       "Cohasset Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       "Company" see introductory statement.

       "Company Minimum Gain" has the meaning set forth in Section 4.5(a) hereof.

       "Contributions" means for each Member, at any point in time, the aggregate amount of cash and the aggregate net fair market value of any noncash capital contributions made by the Member to the Company pursuant to Article III. Contributions shall not include any Default Loans made by a Member under Section 3.8.

       "Convey" means to sell, transfer, convey or assign any applicable property or interest therein, including, without limitation, by means of any deed or ground lease.

       "Damaged Property" is defined in Section 8.7(c).

       "Decatur Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       "Debt Ratio" shall mean, at any given time, the ratio, stated as a percentage, of (i) the outstanding principal balance of all Loans to (ii) the sum of (A) the outstanding principal balance of all Loans plus (B) the amount of the Unreturned Contributions of the Members.

       "Default Amount" shall have the meaning set forth in Section 3.8.

       "Default Loan" shall have the meaning set forth in Section 3.8.

       "Default Rate" shall mean a rate of interest equal to the greater of (i) the Prime Rate plus four percent (4%) per annum or (ii) fourteen percent (14%) per annum; provided, however, that the Default Rate shall not exceed the highest rate of interest permitted by law.

       "Defaulting Member" shall have the meaning set forth in Section 3.8.

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       "Defaulting Member's Discounted Membership Value" shall have the meaning set forth in Section 3.8.

       "Defaulting Purchaser" shall have the meaning set forth in Section 8.4.5.

       "Development Account" shall have the meaning set forth in Section 9.2 hereof.

       "Development Costs" shall mean those costs and expenses reasonably determined by the Members to be necessary in connection with the development, redevelopment, renovation and construction of any Property which are approved by each Member in an Annual Business Plan or otherwise, including, without limitation, any out-of-pocket Third Party expenses incurred or anticipated to be incurred in connection with such development or construction. Development Costs shall also include all amounts identified by the Members and approved by each Member, as being reasonably necessary to fund all costs of other identifiable capital or tenant improvements, leasing commissions, reserves, or operating deficits.

       "Distributable Cash" means, with respect to either the Company or any Subsidiary, for any period, (a) the sum of the Gross Receipts of such entity during such period of any kind and description but excluding (x) Gross Receipts of such entity received in connection with a Capital Transaction and (y) Contributions, less (b) the sum of all cash expenditures of or Reserves made or established by or for the benefit of such entity during such period other than cash expenditures paid from Gross Receipts received in connection with a Capital Transaction or included in the calculation of Capital Proceeds or cash expenditures paid from Contributions. Distributable Cash shall be calculated to avoid double counting of payments to and from Reserves. In no event shall any deduction be made for (i) non-cash expenses such as depreciation, amortization or the like, or (ii) the amount of any Priority Guaranteed Payment accrued with respect to a Member for the period.

       "Electing Member" is defined in Section 8.7(b).

       "Entity" means any general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative or association or other comparable business entity.

       "Existing Sunrise Non-Compete Area Projects" shall mean the Senior Housing Facilities listed in Exhibit J attached hereto and incorporated herein by this reference.

       "Existing Sunrise Target Area Projects" shall mean the Senior Housing Facilities listed in Exhibit K attached hereto and incorporated herein by this reference.

       "Facility Operating Agreement" shall mean an agreement between a Property Manager and a Lessee for the provision of management services for a Property in the form of Exhibit O attached hereto and incorporated herein.

       "Federal Member" means Federal Street Operating, LLC, a Delaware limited liability company, or any permitted successor or assign.

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       "First Purchase and Sale Agreement" shall mean that certain Purchase and
Sale and Contribution Agreement by and between the owners of the First Closing Properties and the LLC of even date herewith with respect to the First Closing Properties.

       "First Closing Properties" shall mean the Hunter Mill Property, the Wayland Property and the West Essex Property.

       "Funding Notice" means a written notice from either Member to the other Member, substantially in the form attached as Exhibit C, requesting each Member to fund or make Contributions pursuant to Article III.

       "Glen Cove Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       "Government Requirements" shall have the meaning set forth in Section
10.1.

       "Gross Receipts" means, with respect to either the Company or any Subsidiary, all cash receipts of such entity, including distributions received by the Company from any Subsidiary from any source whatsoever, but calculated to avoid any double-counting of payments to or from the Company and any Subsidiary or payments to and from Reserves.

       "Hunter Mill Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       "Insurance Program" shall have the meaning given in Section 6.4(c).

       "Investment Opportunity" shall mean an opportunity to Acquire or pursue any Sunrise Investment Property, Third Party Investment Property or Third Party Development Property.

       "Investment Period" shall mean the period commencing on the date hereof and expiring on the date which is seven (7) years after the date hereof.

       "Lafayette Hill Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       "Lease" shall mean a Lease and Security Agreement relating to a Property between the LLC or a Subsidiary as landlord and a Lessee as tenant, substantially in the form of Exhibit M attached hereto and incorporated herein.

       "Leasing Plan" shall have the meaning set forth in Section 9.5.1.

       "Lessee" shall mean a Subsidiary of MSH Operating, each of which is a lessee of a Property under a Lease.

       "Legal Successor" shall mean the legal representative, heir, successor or assign of any Person who is legally incompetent or has died.

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       "Loans" shall mean any loans obtained by the Company from any Third Party pursuant to any Authorized Financing.

       "Major Decision" shall have the meaning set forth in Section 6.5.

       "Manager" shall mean the Sunrise Member, subject to modification pursuant to Section 11.2.

       "Member" or "Members" shall have the meaning set forth in the introductory statement.

       "Minimum Debt Ratio" shall mean (i) for the period prior to the Second Closing Date, zero percent (0%), (ii) for the period on or after the Second Closing Date but prior to the date of closing on the acquisition of the Oakland Hills Property, the Buffalo Grove Property and/or the Smithtown Property under the Option to Purchase, the lesser of forty (40%) or the actual Debt Ratio on the Second Closing Date, and (iii) for the period on and after the date as of which the Second Closing Date and the closing date for the acquisition of the Oakland Hills Property, the Buffalo Grove Property and/or the Smithtown Property pursuant to the Option to Purchase have each occurred, the lesser of forty percent (40%) or the Debt Ratio on the later of the Second Closing Date or the date of such closing under the Option to Purchase.

       "MSH Operating" shall mean MSH Operating, LLC, a Delaware limited liability company, the members of which are the Federal Member and Federal Street Management Co., Inc., a Delaware corporation.

       "Negative Cash Flow" shall mean the resulting amount where the sum described in clause (b) in the definition of Distributable Cash is greater than the sum described in clause (a) thereof.

       "Net Operating Income" shall mean, with respect to any Property, for any period in question, (i) the Gross Revenues (as defined in the form of Facility Operating Agreement attached hereto as Exhibit O) for the Property for such period, minus (ii) those expenses listed on Exhibit P attached hereto.

       "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period as determined in accordance with Code Section 703(a) computed with the following adjustments:

              (i) items of gain, loss, and deduction shall be computed based upon the book values of the Company's assets (in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(g) and 1.704-3(d) rather than upon the assets' adjusted bases for federal income tax purposes;

              (ii) any tax-exempt income received by the Company shall be included as an item of gross income;

              (iii) the amount of any adjustments to the book values of any assets of the Company pursuant to Code Section 743 shall not be taken into account;

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              (iv) any expenditure of the Company described in Code Section
705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b) shall be treated as a deductible expense;

              (v) The amount of gross income and "non-recourse deductions" (as defined in Section 4.5 hereof) specifically allocated to any Members pursuant to
Section 4.5 and Section 4.6 shall not be included in the computation;

              (vi) the amount of any increase (decrease) in the book value of an asset pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) shall be treated as an item of revenue (expense); and

              (vii) the amount of any increase (decrease) in the capital accounts of the Members pursuant to Treasury Regulation Section
1.704-1(b)(2)(iv)(e) to reflect the unrealized gain (loss) attributable to an asset distributed in kind to a Member shall be treated as an item of revenue (expense).

       "Non-Compete Area" shall mean, with respect to the First Closing Properties, the Second Closing Properties, the Oakland Hills Property, the Buffalo Grove Property and the Smithtown Property, the applicable areas described as a "Non-Compete Area" on Exhibit H attached hereto and incorporated herein. The Non-Compete Area of any other Senior Housing Facility which may hereafter be acquired, leased or developed by the LLC or any Subsidiary shall be reasonably agreed upon by the Members at the time of such acquisition, leasing or development, such agreement to be made by applying the same analysis applied in determining the Non-Compete Areas for comparable Properties then owned, leased or developed by the LLC or any Subsidiary.

       "Non-Electing Member" is defined in section 8.7(b).

       "Notice of Opportunity" means a notice given by the Sunrise Member to the Federal Member with respect to any Sunrise Investment Property, Third Party Investment Property or Third Party Development Property.

       "Oakland Hills Conversion" is defined in Section 6.6.2 hereof.

       "Oakland Hills Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       "Oakton Facility" shall mean that certain assisted living facility containing thirty-nine (39) units commonly known and numbered as 10322 Blake Lane, Oakton, Virginia, 22124.

       "Offer Price" shall mean the unleveraged cash price at which a Senior Housing Facility or other property is proposed to be Acquired by the LLC, determined without regard to the financing structure of the proposed transaction but taking into account the fair market value of all non-cash consideration.

       "Option Notice" is defined in Section 6.6.2 hereof.

       "Option to Purchase" is defined in Section 6.6.2 hereof.

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       "Paoli Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein

       "Paramus Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       "Permitted Change of Control" is defined in Section 8.2 hereof.

       "Permitted Transferee" means a Transferee of the interest of a Member of the Company to whom the transfer is permitted pursuant to Article VIII of this Agreement.

       "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

       "Pre-Existing Facility" shall mean a Senior Housing Facility which is fully constructed, open for business and occupied by residents as of the date hereof.

       "Preliminary Information" shall mean, with respect to any prospective Stabilized Investment Opportunity or Development Opportunity, the information and items listed on Exhibit N attached hereto and incorporated herein.

       "Preservation Costs" shall have the meaning set forth in Section 3.2.

       "Prime Rate" shall mean the prime rate of interest as published in The Wall Street Journal from time to time.

       "Priority Guaranteed Payment" shall mean, for any Member, for any fiscal year (or applicable portion thereof), a 10.75% nominal annual return, compounded monthly, on the balance of such Member's Unreturned Contributions and Unpaid Priority Guaranteed Payments outstanding during such year (or applicable portion thereof). For purposes of computing the Priority Guaranteed Payment for a Member, all contributions to and distributions from the Company shall be considered to have been made on the last day of the calendar month in which they were actually made.

       "Prohibited Change of Control" is defined in Section 8.2 hereof.

       "Project" shall have the meaning set forth in Section 9.2.

       "Properties" shall mean the First Closing Properties and such other Senior Housing Facilities including, without limitation, the Second Closing Properties, as may from time to time be acquired, leased or developed by the LLC or any Subsidiary, each of which, individually is referred to herein as a "Property."

       "Property Account" shall have the meaning set forth in Section 9.2.

       "Property Manager" shall mean SALMI or any other manager of a Property hired by a Lessee to manage one or more of the Properties pursuant to a Facility Operating Agreement.

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       "Proportionate Share" shall mean, unless and until there has been a transfer of an interest in the Company or an admission of a new Member, and subject to adjustment from time to time in accordance with the terms of this Agreement, with respect to the Federal Member, 75%, and with respect to the Sunrise Member, 25%, subject at all times to recalculation in accordance with the provisions of Section 3.8 of this Agreement.

       "Proposed Value" shall have the meaning set forth in Section 8.4.1.

       "Punchlist Items" shall have the meaning set forth in Section 3.1.6.

       "Purchaser" shall have the meaning set forth in Section 8.4.3.

       "Pursuit Costs" shall mean actual out-of-pocket costs incurred in connection with the pursuit and due diligence investigation of any Investment Opportunity or any Property (including, without limitation, costs of obtaining title commitments, title policies and surveys); provided, however, that Pursuit Costs shall not include costs incurred by any Member for such Member's attorneys' fees or appraisals.

       "Put Period" is defined in Section 6.6.8 hereof.

       "Put Price Adjustment Notice" is defined in Section 6.6.8(d).

       "Qualified Appraiser" shall have the meaning set forth in Section 8.2.

       "Qualified Organization" shall have the meaning set forth in Section 514(c)(9)(C) of the Code or in any successor provision of similar import.

       "Qualified Replacement Property" shall mean a Senior Housing Facility approved by the Federal Member in its sole and absolute discretion.

       "Regulatory Allocations" has the meaning set forth in Section 4.7 hereof.

       "Related Party" shall mean with respect to any Person, (i) any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or (ii) any Person in which such Person has a twenty-five percent (25%) or more beneficial interest or as to which such Person serves as a trustee or general partner or in a similar fiduciary capacity. A Person shall be deemed to control a Person if it owns, directly or indirectly, at least twenty-five percent (25%) of the ownership interest in such Person or otherwise has the power to direct the management, operations or business of such Person. The term "beneficial owner" is to be determined in accordance with Rule 13d- promulgated by the SEC under the Securities Exchange Act of 1934.

       "Reserves" means cash set aside for administrative and operational expenses, capital improvements or replacements, FF&E, working capital requirements of the Company, in amounts deemed by the Manager to be sufficient for the purposes and requirements of the Company; provided that no Reserves (regardless of whether included in an Approved Budget or Annual Business Plan) shall be established for capital improvements or replacements without the prior written consent of the Federal Member, which shall not be unreasonably withheld when included as part of the Annual Business Plan.

       "Restricted Development Area" shall mean with respect to the First Closing Properties, the Second Closing Properties, the Oakland Hills Property, the Buffalo Grove Property and the Smithtown Property, the area located outside the Non-Compete Area of the respective Property but within a five (5) mile radius of each applicable Property. The Restricted Development Area for any other Senior Housing Facility which may hereafter be acquired, leased or developed by the LLC or any Subsidiary shall be reasonably agreed upon the Members at the time of such acquisition, leasing or development, such agreement to be made by applying the same analysis applied in determining the Restricted Development Areas for comparable Properties then owned, leased or developed by the LLC or any Subsidiary.

       "Restricted Development Area Put Option" is defined in Section 6.6.8 hereof.

       "Review Period" means the twenty-one (21) days after the Federal Member's receipt of any Notice of Opportunity, except as otherwise provided in Sections 6.6.3(b), 6.6.4(b) and 6.6.5(b) hereof.

       "S & P" shall have the meaning given in Exhibit E attached hereto and incorporated herein.

       "Sale Price" shall have the meaning set forth in Section 8.4.2.

       "SALI" shall mean Sunrise Assisted Living, Inc., a Delaware corporation.

       "SALII" shall mean Sunrise Assisted Living Investments, Inc., a Virginia corporation.

       "SALMI" shall mean Sunrise Assisted Living Management, Inc., a Virginia corporation.


       "Second Closing Date" shall mean the date of the closing of the acquisition by, and/or the completion of the contribution to the LLC or its Subsidiaries of the Second Closing Properties. The Second Closing Date shall not be later than September 30, 2000, unless extended pursuant to the terms of the Second Purchase and Sale Agreement or as otherwise agreed to by the Members in writing.

       "Second Closing Properties" shall mean the Bellevue Property, the Cohasset Property, the Decatur Property, the Glen Cove Property, the Lafayette Hill Property, the Paoli Property, the Paramus Property and the Walnut Creek Property; provided, however, that the Members acknowledge and agree that the one or more of the Second Closing Properties may be replaced by a Qualified Replacement Property.

       "Second Purchase and Sale Agreement" shall mean that certain Purchase and Sale Agreement by and between the owners of the Second Closing Properties and the LLC, dated of even date herewith with respect to the Second Closing Properties.

       "Section 8.2 Option" shall have the meaning set forth in Section 8.2.

       "Seller" shall have the meaning set forth in Section 8.4.3.

       "Senior Housing Facilities" means assisted living facilities ("ALFs"), independent living facilities ("ILFs"), dementia care facilities ("DCFs") and other similar health care related businesses principally providing residential facilities and related services therein for elderly and disabled persons.

       "Smithtown Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       "Stabilization" shall mean with respect to (i) any Senior Housing Facility (other than the Buffalo Grove Property, Oakland Hills Property and Smithtown Property) that the Senior Housing Facility has achieved an average of at least a 93% occupancy level for the Senior Housing Facility for a one (1) year period; and (ii) the Buffalo Grove Property, Oakland Hills Property and Smithtown Property, that such Property has achieved an average of at least a 93% occupancy level for a one (1) month period.

       "Stabilized Investment Opportunity" is defined in Section 6.6.2 hereof.

       "Stabilized Value" shall mean, with respect to the Oakland Hills Property, the Buffalo Grove Property and the Smithtown Property an amount equal to (i) the Net Operating Income of the Property for the three (3) month period beginning with the month in which Stabilization occurred, (ii) multiplied by four (4), and (iii) divided by the Cap Rate.

       "Standard Purchase and Sale Agreement" means a Purchase and Sale Agreement substantially in the form attached hereto as Exhibit L, subject to such modifications as may be reasonably necessary to accommodate the structure of any transaction proposed to be consummated by the applicable parties thereto.

       "Subsidiary" means any single-purpose Entity that is directly or indirectly majority or wholly-owned and controlled by the Company.

       "Sunrise" shall mean, for purposes of Section 6.6 hereof, the Sunrise Member or any Related Party thereof, which owns, leases, manages or develops any applicable Senior Housing Facility.

       "Sunrise Interest" shall have the meaning set forth in Section 8.2.

       "Sunrise Investment Property" means any Sunrise Stabilized Property or any Sunrise Pre-Stabilized Property, including, without limitation, the Oakland Hills Property, the Buffalo Grove Property and the Smithtown Property.

       "Sunrise Member" means SALII, Sunrise Wayland Assisted Living Limited Partnership, a Massachusetts limited partnership, or any permitted successor or assign.

       "Sunrise Pre-Stabilized Property" means a Senior Housing Facility located within a Target Area which is now or hereafter owned or controlled by the Sunrise Member or any of Related Parties and which has not achieved Stabilization, including, without limitation, the

Oakland Hills Property, the Buffalo Grove Property and the Smithtown Property prior to the Stabilization of each respective Senior Housing Facility.

       "Sunrise Stabilized Property" means a Senior Housing Facility located within a Target Area which is now or hereafter owned or controlled by the Sunrise Member or any of its Related Parties and which has achieved Stabilization prior to or during the Investment Period. Sunrise Stabilized Properties include, without limitation, (i) existing Senior Housing Facilities within any Target Area satisfying the requirements of the foregoing sentence (including, without limitation, the Existing Sunrise Target Area Projects), (ii) any First Closing Property or Second Closing Property until same is actually acquired by the LLC and the Oakland Hills Property, the Buffalo Grove Property and the Smithtown Property after the date of Stabilization of each respective Property), and (iii) Senior Housing Facilities within any Target Area which are hereafter acquired and/or developed by the Sunrise Member and satisfy the requirements of the foregoing sentence.

       "Taking" is defined in Section 8.7(a).

       "Target Area" shall mean, with respect to the First Closing Properties, the Second Closing Properties, the Oakland Hills Property, the Buffalo Grove Property and the Smithtown Property, the area located within a five (5) mile radius of the respective Senior Housing Facility. The Target Area for any other Senior Housing Facility which may hereafter be acquired, leased or developed by the LLC or any Subsidiary shall be reasonably agreed upon by the Members at the time of such acquisition, leasing or development, such agreement to be made in view of the Target Areas for comparable Properties then owned, leased or developed by the LLC or any Subsidiary.

       "Terminating Event" means any of the following:

              (a) For a natural person: death; any disabling mental or physical condition which prevents such person from carrying on business activities and which continues for uninterrupted period of more than six months; entry of an order adjudicating such person incompetent by a court of competent jurisdiction; appointment of a conservator; or execution of a certificate diagnosing such person's incompetency by each of such person's physician and two additional independent consulting physicians, each licensed to practice medicine in the state of such person's residence.

              (b) For an Entity other than a natural person: filing of a certificate of dissolution or its equivalent for any corporation; dissolution of a partnership; termination of a trust; distribution of a trust estate's entire interest in the Company; or the dissolution, termination or bankruptcy of any other entity that is a Member, whether voluntary or involuntary; provided that a tax termination of an Entity shall not alone be a Terminating Event.

              (c) For any Member: withdrawal, resignation or Transfer in contravention of this Agreement; or filing with respect to such Member for relief under Title 11 of the United States Code or similar debtor protection laws or an assignment for the benefit of creditors, which would include an involuntary filing not dismissed within ninety (90) days.

       "Third Party" means any Person who is not a Member or a Related Party to any Member.

       "Third Party Development Opportunity" is defined in Section 6.6.6.


       "Third Party Investment Opportunity" is defined in Section 6.6.5.

       "Transfer" shall have the meaning set forth in Section 8.1.1.

       "Treasury Regulations" means the Income Tax Regulations and Procedure and Administration Regulations promulgated under the Code, as amended from time to time.

       "UBTI" shall have the meaning set forth in Section 12.14.

       "Unreturned Contributions" means, at any point in time, for any Member, the excess of (i) the aggregate amount of the Contributions by such Member over
(ii) the aggregate amount distributed to such Member pursuant to Sections 5.3.1(c) and 5.3.1(f).

       "Unpaid Priority Guaranteed Payment" shall mean, at any point in time, for any Member, the excess, if any, of (i) the amount of the Priority Guaranteed Payment accrued for such Member with respect to all prior fiscal years over (ii) the sum of (A) the aggregate amount of all distributions to such Member pursuant to Sections 5.2.1(a), 5.2.1(c), 5.3.1(a) and 5.3.1(d) with respect to the current fiscal year and all prior fiscal years and (B). the aggregate amount of all distributions to such Member pursuant to Sections 5.2.1(b), 5.2.1(d), 5.3.1(b) and 5.3.1(e) with respect to all prior fiscal years.

       "Walnut Creek Property" shall have the meaning in Exhibit G attached hereto and incorporated herein.

       "Wayland Property" shall have the meaning set forth in Exhibit G attached hereto and incorporated herein.

       "West Essex Property" shall have the meaning given in Exhibit G attached hereto and incorporated herein.

       Section 2.2 Other Definitions. As used herein, the "occupancy level" of any Senior Housing Facility shall be determined by reference to the number of residents which the Senior Housing Facility is designed (and budgeted for the then-applicable period) to accommodate, not the number of units contained in the Senior Housing Facility.

                      ARTICLE III - CAPITAL CONTRIBUTIONS

       Section 3.1 Initial and Mandatory Contributions of Members.


              3.1.1 First Closing. Upon the occurrence of the First Closing, the Members shall make the following Contributions of initial capital to the
Company:

              (a) The Federal Member shall contribute cash in an amount equal to $33,000,000 to purchase the Hunter Mill Property and the West Essex Property, and such amount shall constitute the initial Capital Account balance of the Federal Member.

              (b) The Sunrise Member shall cause to be contributed to the Company one hundred percent (100%) of the membership interests in Metropolitan/Wayland Senior Housing, LLC, a Delaware limited liability company, having an agreed value of $11,000,000, and such amount shall constitute the initial Capital Account balance of the Sunrise Member.

              3.1.2 Second Closing. Upon the occurrence of the Second Closing, the Members shall make the following Contributions to capital to the Company:

              (a) The Federal Member shall contribute cash in the amount sufficient to purchase seventy-five percent (75%) of the total aggregate net value (in excess of the then outstanding principal balance of the Loans) of the Second Closing Properties, as set forth in the Second Purchase and Sale Agreement, plus an amount equal to the Federal Member's Proportionate Share of the Pursuit Costs of the Second Closing Properties, and the amount shall constitute an additional Contribution to capital by the Federal Member; and

              (b) The Sunrise Member shall contribute an undivided fee simple interest in two or more of the Second Closing Properties having an aggregate net value (in excess of the then outstanding principal balance of the Loans encumbering such contributed Second Closing Properties) equal to twenty-five percent (25%) of such agreed aggregate net value of all the Second Closing Properties, plus an amount equal to the Sunrise Member's Proportionate Share of the Pursuit Costs of the Second Closing Properties, and such amount shall constitute an additional Contribution to capital by the Sunrise Member.

              3.1.3 Pursuit Costs. Within thirty (30) days after the execution and delivery of this Agreement by the Members and hereafter in connection with the Contributions contemplated by Sections 3.1.2(a) and 3.1.2(b), the Members shall fund Contributions to the Company, in accordance with their Proportionate Shares, in order to reimburse the Members for any costs incurred in connection with the formation of the Company and Pursuit Costs in connection with the First Closing Properties and the Second Closing Properties, except that each Member shall bear its own attorney's fees and appraisal costs. Such amounts shall be distributed by the Company to the Members in reimbursement of such costs. Notwithstanding any provision hereof to the contrary, all Pursuit Costs incurred by the Federal Member shall be reimbursed to the Federal Member by the LLC whether or not the closing of the Second Closing Properties shall occur, unless the Closing of the Second Closing Properties shall fail to occur due to any default by the Federal Member under the Second Purchase and Sale Agreement, in which case the LLC shall not be responsible for reimbursing the Pursuit Costs of the Federal Member with respect to the Second Closing Properties.

              3.1.4 Rights of Federal Member with Respect to First Purchase and Sale Agreement and Second Purchase and Sale Agreement. The Sunrise Member hereby agrees that whenever in the First Purchase and Sale Agreement or the Second Purchase and Sale Agreement the LLC has the right or obligation to make any election, exercise any right or otherwise perform with respect to any First Closing Property or Second Closing Property, the Federal Member shall have the right, acting singly, in its sole discretion and without the need or requirement for any consent or approval of the Sunrise Member, to compel or cause the LLC to make such election, exercise such right or otherwise perform as directed by the Federal Member.

              3.1.5 Separate Pool for Second Closing Properties. If the Federal Home Loan Mortgage Corporation requires that the owner of the beneficial interests in the Second Closing Properties be an entity which does not own any property other than the Second Closing Properties, then, at the request of the Federal Member, the Members shall (i) form a new limited liability company for the purpose of acquiring the Second Closing Properties, which shall be substantially in the form of this Agreement, including, without limitation, the provisions hereof with respect to the annual return set forth in the definition of "Priority Guaranteed Payment", and (ii) enter into such documents, instruments and agreements as may be reasonably necessary to effectuate the pooling of cash flows, returns and other items such that the Properties owned by the LLC and its Subsidiaries and the Properties owned by new limited liability company and its Subsidiaries shall be treated as though same were owned by a single venture.

              3.1.6 Punchlist Items. Within (90) days after the date hereof, the Manager shall cause the work described in Exhibit I attached hereto ("Punchlist Items"). The Members shall fund Contributions to the Company, in accordance with their Proportionate Shares, in order to pay the cost to complete the Punchlist Items.

       Section 3.2 Additional Contributions of Capital.

              (a) If either Member reasonably determines that funds are needed to fund one or more expenditures that have been approved for payment in an Approved Budget or otherwise and that such expenditures cannot be paid from Gross Receipts (including Reserves) from the operations of the Company or from Capital Transactions, either Member may issue a Funding Notice setting forth the amount of funds being requested (the "Additional Capital Requested Amount"). Within twenty (20) Business Days following the date of receipt of the Funding Notice, each Member shall advance to the Company as a Contribution such Member's Proportionate Share of the Additional Capital Requested Amount. Any funds advanced by the Members to the Company pursuant to this Section shall be referred to as "Additional Capital" and shall constitute additional Contributions to the Company.

              (b) If either Member reasonably determines (after taking into account any existing cash reserves of the Company) that the Company requires additional capital to fund the payment of debt service obligations, real estate taxes, or other expenses reasonably necessary to protect and preserve the value of the Property (all such costs, collectively "Preservation Costs") which have not been approved for payment in an Approved Budget or otherwise, such Member shall have the right to issue a Funding Notice setting forth the Additional Capital Requested Amount. Within twenty (20) Business Days following the date of the Funding Notice, each Member shall advance to the Company such Member's Proportionate Share of the Additional Capital Requested Amount. Any funds advanced by the Members to the Company pursuant to this Section shall be referred to as "Additional Capital" and shall constitute additional Contributions to the Company.

              (c) Objection to Funding Notice. If either Member presents an objection to the amount of the Funding Notice, the Members shall endeavor to come to a compromise regarding the amount of the Additional Capital Requested Amount set forth in such Funding Notice. If, however, the Members cannot resolve the dispute over the amount, or need for the

Additional Capital Requested Amount set forth in a Funding Notice, then the Members shall proceed with binding arbitration as provided for under Section
12.3 herein.

       Section 3.3 Form of Contributions. Except as otherwise set forth in Sections 3.1.1(b) and 3.1.2(b) with respect to initial Contributions by the Sunrise Member, and except for acquisitions of Properties from Related Parties of the Sunrise Members where necessary to cooperate in a Section 1031 exchange, all Contributions shall be paid in cash.

       Section 3.4 No Right to Interest or Return of Capital. Except as specifically provided for herein, no Member shall be entitled to any return of or interest on Contributions to the Company.

       Section 3.5 No Third Party Rights. Any obligations or rights of the Company or the Members to make or require any Contribution under this Article III shall not result in the grant of any rights or confer any benefits upon any Person who is not a Member.

       Section 3.6 Limitations. Except as set forth in Section 3.1 and 3.2 hereof, no Member shall be entitled or required to make any Contribution to the Company. No Member shall have any liability for the repayment of the Contribution of any other Member, and each Member shall look only to the assets of the Company for return of its Contributions.

       Section 3.7 Project Financing.

              (a) Subject to the terms of the Second Purchase and Sale Agreement, the LLC shall assume the Loans encumbering the Second Closing Properties upon the occurrence of the Second Closing. The Members contemplate that the Company may seek to arrange additional Loans with respect to the Properties, provided, however, that the Company shall not arrange to obtain any Loan which, in combination with the then outstanding Loans (including, without limitation, the Loans encumbering the Second Closing Properties), would cause the Debt Ratio to exceed fifty percent (50%) without the consent of each Member.

              (b) Subject to the foregoing and to the provisions of Section 8.4(a)(iii) hereof, the Members shall cooperate on behalf of the Company and use their best efforts, in good faith, to obtain any Loans, and the Federal Member shall have the right, subject to the reasonable approval of the Sunrise Member, to principally negotiate the terms of the Loans so obtained by the Company. Except with the consent of each Member, no Loan shall be accepted that would prohibit or hinder the transfer of interests by a Member in the manner and at the times contemplated by Section 8.2 or Section 8.4, and any Loan procured by the Company shall be freely assumable, without the payment of any fee or cost (other than customary legal fees, out of pocket costs and the like) by either Member at any time, and shall be non-recourse to the Members (except with respect to commercially customary non-recourse carveouts).

       Section 3.8 Failure to Contribute Capital. If any Member fails to make a Contribution required under this Article III by the date such Contribution is due and such failure continues until the later of (i) thirty (30) days after written notice from the Member which has not failed to make its Contribution or
(ii) thirty (30) days after a decision is rendered in the arbitration proceedings under Section 12.3 (assuming that arbitration had been initiated as to such Contribution) (any such failing Member shall be a "Defaulting Member" and the amount of the failed contribution shall be the "Default Amount"), then the non-defaulting Member shall have any one or more of the following remedies as its sole and exclusive remedies at law or in equity in connection with the applicable default; provided, however, that if the non-defaulting Member elects the remedy set forth in Subsection (a), it shall not have the right to proceed under Subsections (b) or (c) unless and until the Defaulting Member shall default in the payment of any applicable Default Loan, and provided further that if the non-Defaulting Member elects the remedy set forth in Subsection (e), it may not elect the remedies set forth in Subsections (a), (b), (c) or (d) in connection with the applicable default:

              (a) to advance to the Company on behalf of, and as a loan to the Defaulting Member, an amount equal to the Default Amount to be evidenced by a promissory note in substantially the form attached hereto as Exhibit B (each such loan, a "Default Loan"). The Capital Account of the Defaulting Member shall be credited with the amount of such Contribution and such amount shall constitute a debt owed by the Defaulting Member to the non-defaulting Member. Any Default Loan shall bear interest at the Default Rate and shall be payable from any distributions due the Defaulting Member hereunder, but shall in all events be payable in full by the last day of the twelfth (12th) full month after the making of such promissory note. Interest on a Default Loan to the extent unpaid shall accrue and compound monthly. A Default Loan shall be prepayable at any time or from time to time without penalty. Such Default Loans shall be secured solely by the Defaulting Member's interest in the Company, including, without limitation, such Defaulting Member's rights to distributions under
Article V. Except as expressly provided herein, Default Loans (other than those arising out of a failure to make a Contribution pursuant to Section 3.1 which Default Loan shall be fully recourse), with interest as aforesaid, shall otherwise be without recourse to any other assets of the Defaulting Member. The Defaulting Member hereby grants a security interest in its interest in the Company to the non-defaulting Member and the Defaulting Member hereby irrevocably appoints the non-defaulting Member, and any of its respective officers, as its attorney-in-fact coupled with an interest with full power to prepare and execute any documents, instruments and agreements, including, but not limited to, any note evidencing the Default Loan and such Uniform Commercial Code Financing Statements, continuation statements, and other security instruments as may be appropriate to perfect and continue its security interest in favor of the non-defaulting Member. Any Contributions contributed by the non-defaulting Member on behalf of a Defaulting Member shall be deemed to be made by the Defaulting Member except as otherwise expressly provided herein. All distributions to the Defaulting Member hereunder shall be applied first to payment of any interest due under any Default Loan and then to principal until all amounts due thereunder are paid in full;

              (b) The non-defaulting Member may elect by written notice, at least sixty (60) days prior to the effective date of such election (within which 60-day period the Defaulting Member may cure its default), to the Defaulting Member to acquire the Defaulting Member's entire interest in the Company for a purchase price equal to the Defaulting member's Discounted Membership Value. The term "the Defaulting Member's Discounted Membership Value" shall mean ninety percent (90%) of the Appraised Fair Market Value of the Defaulting Member's Interest (determined pursuant to the procedures set forth in Section 8.2) as of the date of exercise of this remedy. Each Member acknowledges that in the circumstance of a default by the Defaulting Member, the Defaulting Member's Discounted Membership Value is not intended to be a penalty to the Defaulting Member, but rather a recognition that the Defaulting Member holds an illiquid interest in the Company which factors have been taken into account solely for purposes of valuing its interest in the Company under the circumstances of this Section 3.8. The closing of such acquisition shall be in accordance with the provisions of Section 8.4.4, except that the closing shall be on a date designated by notice to the Defaulting Member, which date shall be no later than sixty (60) days after the date of the exercise of such option by the non-defaulting Member, unless on that date the Discounted Membership Value has not been finally determined, in which event such closing date shall not be later than ten (10) days after such amount is determined. The non-defaulting Member shall have the right to offset against the purchase price due the Defaulting Member, any amount outstanding under any Default Loan;

              (c) to advance to the Company as an additional Contribution the Default Amount whereupon the Proportionate Shares of the Members shall be recalculated as provided in its subparagraph (c). After the exercise of a Member's rights under this subparagraph (c), (a) the Proportionate Share of the non-Defaulting Member shall equal a fraction (expressed as a percentage, but not to exceed 100%), the numerator of which shall equal the aggregate sum of (w) the aggregate amount of all Capital Call Shortfalls contributed by the non-Defaulting Member since the inception of the LLC times two (2) plus (x) the amount of Capital Contributions made by such Member under this Agreement, and the denominator of which shall equal the aggregate sum of (y) the Capital Call Shortfalls plus (z) the amount of all other Capital Contributions made by the Members under this Agreement, and (b) the Proportionate Share of the Defaulting Member shall be adjusted to equal one hundred percent (100%) minus the adjusted Proportionate Share of the non-Defaulting Member;

              (d) if the Defaulting Member (i) fails to make a Contribution pursuant to Section 3.1 by the date such Contribution is due and such failure continues for ten (10) Business Days after written notice from the Member which had not failed to make its Contribution or (ii) shall have previously defaulted (after any applicable cure periods) on its obligation to contribute Capital to the Company pursuant to Section 3.2 on one or more occasions, notwithstanding any other provisions of this Agreement and without waiving the right to invoke the provisions of this subparagraph (d) by failing to exercise the remedy herein in any instance, to elect to treat such default as an Event of Default under
Article XI of this Agreement; or

              (e) to revoke the Funding Notice for both Members, whereupon any Contributions paid by the non-defaulting Member pursuant to such Funding Notice shall be returned, in which event the Sunrise Member or the Federal Member, as the case may be, shall reconsider the needs of the Company for Additional Capital and may issue any Funding Notice following such reconsideration.

       Section 3.9 Loss of Voting Power and Control by Defaulting Member. If a Member becomes a Defaulting Member pursuant to Section 3.8 above, then that Defaulting Member shall forfeit its right to actively participate in the direction, vote, and control of the Company until such time that the Defaulting Member cures such default, including, without limitation the repayment in full of any Default Loan; the non-defaulting Member shall have the full right, power and authority to make all decisions and take any and all actions on behalf of the Company; and all actions of the non-defaulting Member taken on behalf of the Company during the period of such default shall be binding upon the Company and for all purposes be deemed to have been undertaken with the full consent and approval of the Defaulting Member; provided, however, that (A) the right of the Sunrise Member to actively participate as aforesaid, or (B) the necessity for the consent of the Federal Member as to all Major Decisions shall continue, so long as (i) either Member is contesting the alleged default pursuant to arbitration proceeding under Section 12.3 hereof, and (ii) either the alleged Defaulting Member prevails in such arbitration proceeding, or, if such Member does not prevail in such arbitration proceeding, such Member cures the applicable default in accordance with the decision of the arbitrator(s) under the arbitration proceeding; and, provided, further however, that under no circumstance shall one Member have any authority, without the written consent of the other Member, to cause the Company to sell, transfer or convey all, or substantially all, of the assets of the Company, acquire additional properties, to engage in any material improvements of any Property (other than pursuant to an Approved Budget which has been approved by both Members or Preservation Costs), to incur on behalf of the Company any financing which includes any recourse obligations of the other Member, to engage in any transaction with any Related Party of the Member other than on arm's-length terms and as required under Sections 6.6.11 and 6.6.12, to obtain insurance other than on terms and with coverages as are approved by the Federal Member, or to amend this Agreement, nor shall the Federal Member forfeit any of its rights under Article IV, Article V (as to the right to receive distributions) Article VIII, or its rights to receive reports and obtain information pursuant to
Article IX or any other provision of this agreement, or its rights under Section 12.14.

       Section 3.10 Third Party Loans. In the event that the Company requires additional funds to carry out its purposes, to conduct its business, or to meet its obligations, or to make any expenditure authorized by this Agreement, the Company may borrow funds from such third party lender(s), and on such terms and conditions as may be acceptable to the Federal Member, subject to the prior written consent of the Sunrise Member, not to be unreasonably withheld.

       Section 3.11 Voluntary Loans. If the Company requires additional funds to carry out its purposes, to conduct its business, to meet its obligations, or to make any expenditure authorized by this Agreement, and additional funds are not available from third parties pursuant to Section 3.10 on terms more favorable to the Company than those set forth in the following sentence, either Member may, but shall not be obligated to, loan such funds to the Company. Any loan made pursuant to this Section 3.11 (a "Voluntary Loan") shall be non-recourse to the Members, shall be evidenced by a promissory note, shall be unsecured, shall not violate the Company's other loan or contractual arrangements, shall bear interest, compounded monthly, at a rate of interest equal to the lesser of (a) the greater of (i) twelve percent (12%) per annum and (ii) the Prime Rate plus 3% per annum or (b) the highest rate permitted by law, shall be repaid out of the first funds available therefor and in any event prior to any distribution to any Member of Distributable Cash or Capital Proceeds, and shall become due and payable in full not more than five years after the date such loan is made. If both Members desire to make Voluntary Loans to satisfy any requirement of the Company for additional funds, the Members shall make such Voluntary Loans in accordance with their respective Proportionate Shares, unless otherwise agreed to by the Members.

                   ARTICLE IV - CAPITAL ACCOUNTS, ALLOCATIONS
                               OF INCOME AND LOSS

       Section 4.1 Capital Accounts. A separate capital account (each a "Capital Account") shall be maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). To the extent consistent with such Treasury Regulations, the adjustments to such accounts shall include the following:

              (a) There shall be credited to each Member's Capital Account the amount of any cash actually contributed by such Member to the capital of the Company, the fair market value of any property contributed by such Member to the capital of Company, the amount of liabilities of the Company assumed by the Member or to which property distributed to the Member was subject and such Member's share of the Net Profits of the Company and of any items in the nature of income or gain separately allocated to the Members; and there shall be charged against each Member's Capital Account the amount of all cash distributions to such Member, the fair market value of any property distributed to such Member by the Company, the amount of liabilities of the Member assumed by the Company or to which property contributed by the Member to the Company was subject and such Member's share of the Net Losses of the Company and of any items in the nature of losses or deductions separately allocated to the Members.

              (b) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

       Section 4.2 Allocation of Net Profits. Subject to Sections 4.5 through 4.8, Net Profits for any fiscal year or portion thereof shall be allocated among the Members, pro rata, in accordance with their Proportionate Shares.

       Section 4.3 Allocation of Net Losses. Subject to Sections 4.4 through 4.8, Net Losses for any fiscal year or portion thereof shall be allocated among the Members in accordance with their Proportionate Shares.

       Section 4.4 Loss Limitation. Net Losses allocated pursuant to Section 4.3 shall not exceed the maximum amount of Net Losses that can be allocated without causing or increasing a deficit balance in a Member's Adjusted Capital Account. A Member's "Adjusted Capital Account" balance shall mean such Member's Capital Account balance increased by such Member's obligation to restore a deficit balance in its Capital Account, including any deemed obligation pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), and decreased by the amounts described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6). In the event that one but not both of the Members would have a deficit balance in its Adjusted Capital Account as a consequence of an allocation of Net Losses pursuant to Section 4.3 in excess of the amount, if any, permitted under the first sentence of this Section 4.4, the limitation set forth in this Section 4.4 shall be applied by allocating 100% of the remaining Net Losses to the other Member until the Adjusted Capital Account of such other Member is zero.

       Section 4.5 Minimum Gain Chargebacks and Nonrecourse Deductions.

              (a) Notwithstanding any other provisions of this Agreement, in the event there is a net decrease in Company Minimum Gain during a fiscal year, the Members shall be allocated items of income and gain (computed with the adjustments set forth in clauses (i), (ii) and (iii) of the definition of "Net Profits" and "Net Losses") in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Agreement, the term "Company Minimum Gain" shall mean "partnership minimum gain" as set forth in Treasury Regulations
Section 1.704-2(b)(2), and any Member's share of Company Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1). This
Section 4.5(a) is intended to comply with the minimum gain charge-back requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

              (b) Notwithstanding any other provision of this Agreement, "nonrecourse deductions" (within the meaning of Treasury Regulations Section 1.704-2(b)(1) shall be allocated to the Members, pari passu, in proportion to their Proportionate Shares.

              (c) Notwithstanding any other provisions of this Agreement, to the extent required by Treasury Regulations Section 1.704-(i)), any items of income, gain, loss or deduction of the Company (computed with the adjustments as set forth in clauses (i), (ii), (iii) and (iv) of the definitions of "Net Profits" and "Net Losses") that are attributable to a nonrecourse debt of the Company that constitutes "partner nonrecourse debt" as defined in Treasury Regulations
Section 1.704-2(b)(4) (including chargebacks of partner nonrecourse debt minimum gain) shall be allocated in accordance with the provisions of Treasury Regulations Section 1.704-2(i). This Section 4.5(c) is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt minimum gain chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.

       Section 4.6 Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes a deficit balance in its Capital Account (in excess of any deemed deficit restoration obligation pursuant to Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), and adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) shall be allocated items of income and gain (computed with the adjustments set forth in clauses (i), (ii) and (iii) of the definition of "Net Profits" and "Net Losses") in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section
4.6 is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.

       Section 4.7 Curative Allocations. The allocations set forth in Sections 4.4, 4.5 and 4.6 (the "Regulatory Allocations") are intended to comply with the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account as provided for in the following two sentences. Income, gain, loss and deduction shall be reallocated to the extent that such reallocation causes the net aggregate amount of allocations of income, gain, deduction and loss to each Member to be equal to or more closely approximate the net aggregate amount of such items that would have been allocated to each such Member if the Regulatory Allocations had not occurred; provided, however, that such reallocations shall be made only if and to the extent they are consistent with the requirements of Code Section 514(c)(9)(E) and Treasury Regulations Section 1.514(c)-2. This Section 4.7 shall be interpreted and applied in such a manner and to such extent as is reasonably necessary to eliminate, as quickly as possible but consistent with the requirements of Code
Section 514(c)(9)(E), permanent economic distortions that would otherwise occur as a consequence of the Regulatory Allocations in the absence of this Section
4.7. To the extent regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the book value (within the meaning of Treasury Regulation
Section 1.704-1(b)(2)(iv)(g)) of the property and its adjusted basis, the Federal Member shall, subject to the following, have the authority to elect the method to be used by the Company and such election shall be binding on all Members. With respect to any property transferred to the Company as a Contribution, the Company shall elect to use the "traditional method" set forth in Treasury Regulation Section 1.704-3(b).

       Section 4.8 Special Income Allocation. Notwithstanding any other provision of this Article IV (except Sections 4.4 through 4.6 and Section 4.9), in the year in which the Company liquidates (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), items of gross income, gain, loss or deduction (computed with the adjustments set forth in clauses (i) through (vii) of the definition of "Net Profits" and "Net Losses") shall be allocated to the Manager and the Federal Member in the manner and to the extent necessary to cause the aggregate amount of net distributions under Article V with respect to each Member to be equal to or more closely approximate the aggregate net distributions that each such Member would have received pursuant to Article V if this Agreement did not contain Section 5.5.

       Section 4.9 Code Section 704(b) and 514(c)(9)(E) Allocations. The allocation provisions contained in this Article IV are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith. Further, it is the intention of the Members that this Agreement provide for allocations to comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder, and the Members agree that any provision of this Article IV that is reasonably subject to different interpretations shall be interpreted in a manner that comports with the foregoing intention.

       Section 4.10 Distributions of Nonrecourse Liability Proceeds. If, during a fiscal year, the Company makes a distribution to any Member that is allocable to the proceeds of any nonrecourse liability of the Company that is allocable to an increase in Company Minimum Gain pursuant to Treasury Regulations Section 1.704-2(h), then the Company shall elect, to the extent permitted by Treasury Regulations Section 1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in Company Minimum Gain.

       Section 4.11 Certain Guaranteed Payments. The amounts of any Priority Guaranteed Payments (including the amount of any Unpaid Priority Guaranteed Payments) paid or accrued with respect to the Unreturned Contributions of a Member shall be considered to be "guaranteed payments" within the meaning of Code Section 707(c). In the event that the Company otherwise would be entitled to deduct the amount of any Priority Guaranteed Payment or Unpaid Priority

Guaranteed Payment payable to a Member prior to the taxable year in which such amount is paid to the Member pursuant to Section 5.2 or 5.3, the Company shall elect pursuant to Treasury Regulations Section 1.514(c)-2(d)(6)(ii) (or applicable successor provision) to postpone such deduction until the year in which the payment is actually made. For purposes of the preceding sentence, the amount of any Unpaid Priority Guaranteed Payment that accrued for a year and that is paid to the Member entitled thereto on or before the due date (without regard to extensions) for the Company's federal income tax return for such year shall be treated as paid during such year.

       Section 4.12 Other Allocation Provisions. Any elections or other decisions relating to the allocations of Company items of income, gain, loss, deduction or credit shall be made by the Federal Member in any manner that reasonably reflects the purpose and intention of this Agreement.

       Section 4.13 No Deficit Restoration to Members. No Member shall be required to contribute capital to the Company to restore a deficit balance in its Capital Account upon liquidation or otherwise.

                            ARTICLE V - DISTRIBUTIONS

       Section 5.1 General Provisions.

              5.1.1 General. The Manager shall cause all Distributable Cash held by the Company to be distributed to the Members.

              5.1.2 Prohibited Distributions. Notwithstanding any provision of this Agreement to the contrary, the Company shall not make any distributions prohibited by the terms of the Act.

              Section 5.2 Distributions of Distributable Cash.

              5.2.1 General. Subject to the provisions of Sections 5.2.2, 5.3,
5.4 and 5.5, within twenty-five (25) days after the end of each calendar quarter, the Manager shall distribute Distributable Cash with respect to such calendar quarter to the Members, subject to any adjustments made pursuant to
Section 3.8 or Section 3.11, as follows:

              (a) First, to the Federal Member in the amount, if any, of its then Unpaid Priority Guaranteed Payment;

              (b) Second, to the Federal Member in the amount, if any, of its Priority Guaranteed Payment for the fiscal year with respect to which the distribution is made;

              (c) Third, to the Sunrise Member in the amount, if any, of its then Unpaid Priority Guaranteed Payment;

              (d) Fourth, to the Sunrise Member in the amount, if any, of its Priority Guaranteed Payment for the fiscal year with respect to which the distribution is made; and

              (e) The balance, if any, to the Members in accordance with their respective Proportionate Shares.

Should any adjustments have been made pursuant to Section 3.8 herein, Distributable Cash with respect to such Calendar Year shall be divided by 365 to arrive at the "Average Distributable Cash per Day." Said amount shall then be allocated between the Members in proportion to their Proportionate Shares for each day of the Calendar Year to arrive at, for each Member, the "Member's Share of Daily Distributable Cash." Each Member's share of Distributable Cash for the Calendar Year shall equal the sum of the Member's Shares of Daily Distributable Cash for all days during the Calendar Year.

              5.2.2 Monthly Estimated Distributions. Without limiting the provisions of Section 5.2.1, within fifteen (15) days after the end of each of the first two (2) calendar months in each calendar quarter, the Manager shall distribute Distributable Cash with respect to such calendar month to the Members, based upon the Manager's good faith estimate of the distributions that would be made to each Member if the distributions under Section 5.2.1 were required to be made monthly rather than quarterly. Within fifteen (15) days after the third calendar month in each calendar quarter, the Manager shall reconcile the estimated distributions made for the preceding calendar months with the actual distributions due to the Members for the calendar quarter and shall adjust distributions due to the Members as necessary to comply with the provisions of Section 5.2.1 for such calendar quarter. The Members hereby agree to return such distributions made to the Members as may be necessary to achieve such reconciliation within ten (10) days after written demand by the Manager, provided that such demand is accompanied by reasonable supporting documentation.

       Section 5.3 Distributions From Capital Transactions.

              5.3.1 General. Subject to the provisions of Sections 5.2, 5.4 and 5.5, as soon as reasonably practicable (but in any event within thirty (30) days) after the closing of any Capital Transaction, the Manager shall distribute the proceeds of such Capital Transaction to the Members as follows, after paying all usual and customary closing costs in connection with the applicable Capital Transaction and satisfying any outstanding Loans with respect to the Properties to which the Capital Transaction applied:

              (a) First, to the Federal Member in the amount, if any, of its then Unpaid Priority Guaranteed Payment;

              (b) Second, to the Federal Member in the amount, if any, of its Priority Guaranteed Payment for the fiscal year with respect to which the distribution is made;

              (c) Third, to the Federal Member until the amount of its Unreturned Contributions is reduced to zero;

              (d) Fourth, to the Sunrise Member in the amount, if any, of its then Unpaid Priority Guaranteed Payment;

              (e) Fifth, to the Sunrise Member in the amount, if any, of its Priority Guaranteed Payment for the fiscal year with respect to which the distribution is made;

              (f) Sixth, to the Sunrise Member until the amount of its Unreturned Contributions is reduced to zero; and

              (g) The balance, if any, to the Members in accordance with their respective Proportionate Shares.

       Section 5.4 Certain Distributions Following Sale. In the event that the Company enters into a contract for the sale of all or substantially all of the assets of the Company, the proceeds of such sale shall be distributed in accordance with Section 5.5.

       Section 5.5 Distributions Upon Liquidations. In the event the Company (or a Member's interest therein) is "liquidated" within the meaning of Treasury Regulations Section 1.7041(b)(2)(ii)(g), then, after any payments of guaranteed payments pursuant to Sections 5.3.1(a), (b), (d) and (e) hereof, any distributions shall be made pursuant to this Section 5.5 to the Members (or such Member, as appropriate), in accordance with their positive Capital Account balances in compliance with Treasury Regulations Section 1.7041(b)(2)(ii)(h)(2).

                         ARTICLE VI - POWERS AND DUTIES

       Section 6.1 General Responsibilities of Manager. Subject to the Federal Member's rights as set forth in this Article VI and elsewhere in this Agreement, the Manager shall be the manager of the Company and in such capacity shall have full responsibility and exclusive and complete discretion in the management and control of the business and affairs of the Company for the purposes herein stated, shall make all decisions affecting the Company's affairs and business, and shall have full, complete and exclusive discretion to take any and all action that the Company is authorized to take and to make all decisions with respect thereto. The Manager shall discharge its duties in a fiduciary capacity under applicable law and in good faith, in a manner it reasonably believes to be in the best interest of the Company, and with the degree of care, skill, prudence and diligence that is customarily exercised by Manager in the operation of Senior Housing Facilities currently owned by Manager. The Manager shall not knowingly or intentionally allow the Company or any of its Subsidiaries to violate applicable state or federal laws. The Manager shall not be entitled to any compensation in consideration of it acting as manager of the Company and shall only be paid or reimbursed to the extent expressly set forth herein.

       Section 6.2 Budgets and Business Plans. On or before November 15th of each year during the term hereof, the Manager shall prepare and submit to the Federal Member for initial review a draft of the annual business plan. By December 1 of each year, the Manager shall submit to the Federal Member for approval a proposed final annual business plan for the next calendar year for the Company, and each Subsidiary in such detail as the Federal Member may reasonably request, but in any event, containing budgets for the Company, and each Subsidiary and in any event containing a market analysis, a general outlook for each investment, capital expenditures and marketing expenses. Any business plan submitted to and approved by the Federal Member shall be an "Annual Business Plan." Notwithstanding the foregoing, the Annual Business Plan for the remainder of calendar year 2000 is attached hereto as Exhibit D. Until the business plan for any calendar year has been approved by the Federal Member, the Annual Business Plan for the preceding calendar year shall apply to such calendar year. The Manager shall use commercially reasonable efforts to cause the Company and each Subsidiary to comply with any Annual Business Plan. The Manager shall not take any voluntary action to cause a substantial change in or a substantial deviation from any Annual Business Plan without the approval of the Federal Member. Each Annual Business Plan shall include, as appropriate, the following:

              (i) a brief narrative description of any material activity planned to be undertaken;

              (ii) capital budgets for each Property;

              (iii) a projected annual income statement (accrual basis) on a month-by-month basis;

              (iv) a projection as to the timing and amount of distributions of Distributable Cash;

              (v) a schedule of total projected Distributable Cash (including the categories of itemized revenues and expenses used for the Annual Business Plan for year 2000 and such other categories as the Federal Member may reasonably request) and projected uses of monies in any reserves on a month-by-month basis, including a schedule of projected Negative Cash Flow, if any;

              (vi) if the Members have elected to attempt to sell any assets of the Company or any of its Subsidiaries during the applicable year, a marketing plan indicating the assets of the Company and its Subsidiaries to be made available for sale and a schedule of offering prices for such assets and indicating the sales plans, if any, for Company and Subsidiary assets;

              (vii) a description of any planned Loans;

              (viii) a description of any planned construction, capital, FF&E or other personal property expenditures, including projected dates for commencement and completion of the foregoing; and

              (ix) any changes in the investment plans for the Company's and all Subsidiaries' cash assets.

              (x) a description, including the identity of the recipient (if known) and the amount and purpose, of all fees and other payments proposed or expected to be paid for professional services and, if a fee or payment exceeds $25,000, for other services rendered to the Company by Third Parties; and

              (xi) a detailed description of such other information, plans, maps, contracts, agreements or other matters necessary in order to inform the Federal Member of all material matters relevant to the development, operation, management and, if the Members have elected to attempt to sell any assets of the Company or any Subsidiary during the applicable year, sale of Company and Subsidiary assets or any portion thereof.

       Section 6.3 Implementation of Annual Business Plan. The Manager shall, subject to the availability of Company revenues and other cash flow, implement the then applicable Annual Business Plan and shall have the authority, together with the obligation and responsibility, to manage the Company's business in accordance therewith. In performing its duties under this Section 6.3, the Manager shall have the power and authority to act alone, and in the name and on behalf of the Company, including the power to execute for and on behalf of the Company any and all documents and instruments which may be necessary to carry on the business of the Company, in connection with the affairs of the Company. The prior approval of the Federal Member shall be required to implement Major Decisions described on Exhibit F. Such approval may be evidenced by the Federal Member's approval of the Annual Business Plan, to the extent it includes specific Major Decisions.

       Section 6.4 Authority of Manager. Subject to Section 6.5, the powers and duties of the Manager shall include, but are not limited to, the following:

              (a) To collect, on a diligent and timely basis, all rents, interest, issues, dividends, income, profits and properties of every nature due to the Company or any Subsidiary and to hold or make timely distributions thereof in accordance with the terms of this Agreement.

              (b) To invest and reinvest cash of the Company or any Subsidiary in one or more interest bearing demand deposit accounts or other interest bearing accounts, which accounts are solely the property of the Company or such Subsidiary, with any state or national bank, provided that the deposits maintained in such accounts are fully insured by the Federal Deposit Insurance Corporation, or invested in United States government securities, repurchase agreements secured by obligations of the United States or its agencies, or other investments and securities issued or fully guaranteed by the United States or its agencies, with average maturities of, or redeemable in, not greater than 180 days, provided, however, that Company and Subsidiary funds shall not be deposited in commingled accounts;

              (c) To maintain a program of insurance coverage for the Company and its Subsidiaries, which shall be with insurance companies and coverages and amounts and otherwise in form and substance as agreed upon, in writing, by the Members (the "Insurance Program"). Until the first (1st) anniversary of the date of this Agreement, the coverages required to be obtained and maintained under the Insurance Program shall include the requirements set forth on Exhibit E attached hereto. Thereafter commencing on the next occurrence of the review and approval process for the Annual Business Plan and continuing annually during the term of this Agreement, the Insurance Program shall be reviewed by the Members in consultation with each other. During the annual insurance review process, the Federal Member may propose an alternative Insurance Program for approval, and if adopting such proposed Insurance Program would result in a five (5%) percent or more savings on the premiums that would be due for the following year under the Insurance Program then in place or proposed by Manager, assuming the Federal Member's Insurance Program is for the same coverages in types, amounts and with companies of equal or better ratings, then the Federal Member's Insurance Program shall be deemed approved by the Members and constitute the Insurance Program. The Federal Member and Manager shall each be provided with certificates of insurance prior to each closing of an acquisition of a Property by the Company or a Subsidiary and whenever the insurance is renewed, modified or replaced.

              (d) To pay out of the assets of the Company or the applicable Subsidiary the taxes, premiums for liability insurance, casualty insurance (at replacement cost) and other expenses generally associated with the ownership of real estate assets, as approved in the Annual Business Plan or otherwise by the Federal Member.

              (e) To establish one or more corporations, partnerships, trust or limited liability companies wholly-owned by the Company which corporations, partnerships, trusts or limited liability companies are either exempt from taxation under Section 501(c)(2) or Section 501(c)(25) of the Code, treated for federal income tax purposes as a so-called "pass through" entities or disregarded for federal income tax purposes. Any such corporation, partnership, trust or limited liability company shall be organized for the exclusive purpose of facilitating transactions contemplated by this Agreement, such as holding title to Property for the Company;

              (f) To make distributions, in accordance with Article V, of cash assets and liquidation proceeds and proceeds from the sale, exchange or disposition of any and all property acquired;

              (g) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

       Section 6.5 Approval Rights of Federal Member. Notwithstanding any provision of this Agreement to the contrary, the Manager shall not, in the exercise of its general control and decision-making authority as more particularly described in this Article VI, take or cause the Company or any Subsidiary to take any of the actions described in Exhibit F (each, a "Major Decision"), without in each instance first obtaining the prior written consent of the Federal Member (which approval may be granted as to such specific instances in approving an Annual Business Plan) or take any other action which contravenes any consent or approval of a Major Decision granted by the Federal Member pursuant to the terms of this Agreement.

       Section 6.6 Other Business Activities of the Members.

              6.6.1 General Provisions. Except as set forth herein, neither the Members nor any Related Parties of the Members shall be obligated to present any investment opportunity to the Company, even if the opportunity is of a character consistent with the Company's other activities and interests. Except as set forth herein, the Members and the Members' Related Parties may engage in or possess any interest, directly or indirectly, in any other business venture of any nature or description independently or with others, including but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, or development of real property competitive with the Properties. Except as set forth herein, membership in the Company and the assumption by either Member of any duties hereunder shall be without prejudice to such Member's rights (or the rights of its affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and neither the Company nor the other Member(s) shall have any right by virtue of this Agreement in and to such ventures or the income or profits derived therefrom.

              6.6.2 Option to Purchase. The Sunrise Member, on behalf of itself and its Related Parties, hereby grants the LLC the option to purchase (the "Option to Purchase") the Oakland Hills Property, the Buffalo Grove Property and the Smithtown Property upon the following terms and conditions:

              (a) Upon the earlier of (i) the date which is twenty-five days after the date of Stabilization of the Oakland Hills Property, the Buffalo Grove Property and the Smithtown Property, or (ii) March 31, 2001, the Sunrise Member shall give the Federal Member a Notice of Opportunity which shall (A) state the Net Operating Income for each such Property and provide all relevant data relating thereto for the quarter and the preceding twelve (12) month period, and
(B) attach a summary of the Preliminary Information concerning such Properties. The LLC shall have the right to review the Preliminary Information, complete copies of which shall be made available at the Sunrise Member's main office during the Review Period. Without limiting the foregoing, on or before the fifteenth (15th) day of each month between the date hereof and the date of delivery of the Notice of Opportunity, the Sunrise Member shall deliver a report to the Federal Member stating the occupancy rate and Net Operating Income of each such Property for the preceding calendar month and the preceding twelve
(12) calendar months. With respect to the Oakland Hills Property, Net Operating Income will take into account (x) the planned conversion of nineteen (19) assisted living units into eighteen (18) Alzheimer's units (the "Oakland Hills Conversion") and the revenue reasonably anticipated therefrom, and (y) a projection of community fees consistent with other Stabilized Properties owned by the Company or its Subsidiaries. The Oakland Hills Property will not be considered "Stabilized" in any event until after the Oakland Hills Conversion has been completed.

              (b) The LLC shall have the right to exercise its Option to Purchase two (2) or more of the Oakland Hills Property, the Buffalo Grove Property and/or the Smithtown Property by notice given to the Sunrise Member on or before the expiration of the Review Period; provided, however, that if the LLC shall fail to give notice of its election to exercise the Option to Purchase with respect to at least two (2) of the Properties on or before the expiration of the Review Period, then the LLC shall be deemed to have waived its rights with respect to the Option to Purchase as to all three (3) Properties.

              (c) Within fifteen (15) days after the exercise (if any) of the Option to Purchase, the Company and Sunrise shall enter into a Purchase and Sale Agreement in the form of the Standard Purchase and Sale Agreement, provided that
(i) the closing date for the Conveyance of the applicable Properties for which the Option to Purchase was exercised shall be the date which is ninety (90) days after the date of exercise by the LLC of its Option to Purchase, and (ii) no earnest money shall be required to be deposited by the LLC.

              (d) The purchase price to be paid for each Property for which the LLC exercises its Option to Purchase shall determined as follows:

                  (i) if the applicable Property has achieved Stabilization as of the date of the Notice of Opportunity, the Purchase Price shall be equal to the Stabilized
                         Value of the Property; and

                  (ii) if the applicable Property has not achieved Stabilization as of the date of the Notice of Opportunity, then the Review Period under Section
                          6.6.2 (b) shall be extended by twenty-one (21) days and the purchase price for the Property shall be an amount reasonably acceptable to the Federal Member and the Sunrise Member pursuant to good faith negotiation conducted during the Review Period, as so extended; provided, however, that if that the parties are unable to agree upon the purchase price during such Review Period, then, at the Federal Member's option, the purchase price for such Property shall be deemed to be equal to (A) the Net Operating Income that would be reasonably expected to be generated if the Property had an average occupancy of ninety-three (93%) percent of its total occupancy for the calendar quarter in which the Notice of Opportunity was delivered, as reasonably extrapolated by the Federal Member, (B) multiplied by four (4), and (C) divided by the Cap Rate; and provided further, however, that with respect to the Oakland Hills Property, the Net Operating Income as so extrapolated under the foregoing clause (A) will assume that the Oakland Hills Conversion has been completed and that the Oakland Hills Property generates community fees consistent with other Stabilized Properties owned by the Company or its Subsidiaries.

              (e) Subject to the provisions of Section 6.6.13 hereof, all Pursuit Costs incurred by the Federal Member or the LLC with respect to the Oakland Hills Property, the Buffalo Grove Property and/or the Smithtown Property shall be paid by the LLC, whether or not the LLC exercises its Option to Purchase any of said Properties as set forth herein. If the LLC enters into a Purchase and Sale Agreement with respect to any of said Properties and the Federal Member causes the LLC to elect to proceed thereunder after any applicable Study Period therein, and thereafter the LLC fails to close due to a default by the Federal Member, the Pursuit Costs shall be reimbursed to the LLC by the Federal Member (to the extent same were previously reimbursed by the LLC to the Federal Member), and the same shall not be a Contribution hereunder or credited to the Federal Member's Capital Account, but shall be distributed to the Members in accordance with their Proportionate Shares.

              (f) The Sunrise Member shall not Convey or enter into any Agreement to Convey, and shall not permit any of its Related Parties to Convey or enter into any Agreement to Convey, the Oakland Hills Property, the Buffalo Grove Property or the Smithtown Property unless and until Sunrise has complied with the terms and provisions of the Option to Purchase under this Section 6.6.2 and the Federal Member has either waived or been deemed to have waived its rights thereunder. Without limiting the foregoing, if the LLC waives (or is deemed to have waived) its rights under the Option to Purchase with respect to one or more of the Properties, the rights of the LLC under Section 6.6.3 and Section 6.6.4 shall continue to apply with respect to such Property or Properties.

              6.6.3 Right of First Opportunity With Respect to Sunrise Stabilized Properties. Notwithstanding any provision of this Agreement to the contrary, during the Investment Period, the Sunrise Member shall not Convey or enter into any Agreement to Convey, and shall not permit any of its Related Parties to Convey or to enter into any Agreement to Convey any Sunrise Stabilized Property (or any direct or indirect [excluding sales of shares in the Sunrise Member's parent company so long as same is publicly traded] beneficial interest therein) unless Sunrise shall have provided an opportunity to the LLC to purchase the Sunrise Stabilized Property upon the following terms and conditions:

              (a) Before Sunrise Conveys any Sunrise Stabilized Property during the Investment Period, the Sunrise Member shall give a Notice of Opportunity to the Federal Member which shall (i) describe the Sunrise Stabilized Property;
(ii) state the Net Operating Income for the applicable Sunrise Stabilized Property and provide all relevant data relating thereto for the preceding calendar quarter and the preceding twelve (12) month period; and (iii) attach a summary of the Preliminary Information concerning the applicable Sunrise Stabilized Property in the Sunrise Member's possession or control. The Company shall have the Review Period to review the information (complete copies of which shall be made available at the Sunrise Member's main office) and to give to Sunrise the Offer Price at which the Federal Member would propose that the Company buy such Sunrise Stabilized Property. The failure to provide an Offer Price prior to the end of the Review Period shall constitute a binding election not to purchase the Property. Sunrise shall have the right (but not the obligation) to sell the applicable Sunrise Stabilized Property to the Company for the Offer Price by notice given to the Federal Member by the Sunrise Member within twenty-one (21) days after the Federal Member's delivery of the Offer Price. Within fifteen (15) days after the exercise of any such option to sell, the Company and Sunrise shall enter into a Purchase and Sale Agreement in the form of the Standard Purchase and Sale Agreement, provided that (A) the closing date for the Conveyance of the applicable Sunrise Stabilized Property shall be ninety (90) days after the date of Sunrise's exercise of its option to sell, and
(B) the earnest money deposit shall be three percent (3%) of the Offer Price of the applicable Sunrise Stabilized Property (which deposit shall be delivered separately by the Federal Member and shall not be deemed a Contribution until the applicable Sunrise Stabilized Property is conveyed). Without limiting the provisions of the Standard Purchase and Sale Agreement, if the closing under the Purchase and Sale Agreement for any applicable Sunrise Stabilized Property shall fail to occur due to a default by the Company, the rights of the Company to purchase such Sunrise Stabilized Property under this Section 6.6.3 shall be deemed to be waived permanently (but such rights shall continue to apply with respect to all other Sunrise Stabilized Properties).

              (b) If the Federal Member shall fail to give notice of its election to purchase, accompanied by the Offer Price with respect to any Sunrise Stabilized Property within the Review Period, or if Sunrise shall not accept the Offer Price proposed by the Federal Member within the Review Period with respect to any applicable Sunrise Stabilized Property, then Sunrise shall have the right to Convey the applicable Sunrise Stabilized Property to any person or entity at any time during the eighteen (18) month period after the Review Period for a Price which is not less than ninety-three percent (93%) of the Offer Price of the applicable Sunrise Stabilized Property and upon terms that are otherwise not materially more favorable to the applicable purchaser than the terms set forth in the Standard Purchase and Sale Agreement. Notwithstanding the foregoing, if
(i) the closing with respect to the Conveyance of the applicable Sunrise Stabilized Property has not occurred within said eighteen (18) month period, then, before Sunrise may convey the applicable Sunrise Stabilized Property, the Sunrise Member shall give the LLC another opportunity to purchase the Sunrise Stabilized Property in accordance with the provisions of Section 6.6.3(a) above, except that the Review Period shall be seven (7) days for any such subsequent opportunity (it being understood and agreed that the provisions of this Section 6.6.3(b) shall also apply with respect to each such subsequent opportunity), or
(ii) during said eighteen (18) month period Sunrise agrees to Convey the Sunrise Stabilized Property to any other person or entity for a Price which is less than ninety-three percent (93%) of the Offer Price of the Sunrise Stabilized Property or upon terms that are otherwise materially more favorable to the proposed transferee than the terms set forth in the Standard Purchase and Sale Agreement, then Sunrise shall not thereafter Convey the Sunrise Stabilized Property without again offering to Convey the Sunrise Stabilized Property to the LLC in accordance with the provisions of Section 6.6.3(a) above, except that (A) the Offer Price shall be the reduced Price offered to (or by) the third party, (B) the Review Period shall be seven (7) days for any such subsequent opportunity (it being understood and agreed that the provisions of this Section 6.6.3(b) shall also apply with respect to each such subsequent opportunity) and (C) Sunrise shall be obligated to convey the Sunrise Stabilized Property to the LLC if the LLC gives notice within the Review Period that it accepts such reduced Price.

              (c) Subject to the provisions of Section 6.6.13 hereof, all Pursuit Costs incurred by the Federal Member or the LLC with respect to any Sunrise Stabilized Opportunity for which a Notice of Opportunity is given by the Sunrise Member shall be paid by the LLC, whether or not the LLC shall exercise its right to purchase same as set forth herein. If the LLC enters into a Purchase and Sale Agreement and the Federal Member causes the LLC to elect to proceed thereunder after any applicable Study Period therein, and thereafter the LLC fails to close due to a default by the Federal Member, the Pursuit Costs and earnest money deposit shall be reimbursed to the LLC by the Federal Member (to the extent same were previously reimbursed to the Federal Member by the LLC), and the same shall not be a Contribution hereunder nor be credited to the Federal Member's Capital Account, but shall be distributed to the Members in accordance with their Proportionate Shares.

              6.6.4 Right of First Refusal With Respect to Sunrise Pre-Stabilized Properties. Notwithstanding any provision of this Agreement to the contrary, during the Investment Period, Sunrise shall not Convey or enter into any Agreement to Convey, any Sunrise Pre-Stabilized Property (or any direct or indirect [excluding shares of stock in the Sunrise Member's parent company so long as same is publicly traded] beneficial interest therein) unless the Sunrise Member shall have provided an opportunity to the LLC to purchase the Sunrise Pre-Stabilized Property upon the following terms and conditions:

              (a) Before Sunrise accepts any Bona Fide Offer to Convey any Sunrise Pre-Stabilized Property (or any direct or indirect beneficial interest therein), the Sunrise Member shall give a Notice of Opportunity to the Federal Member which shall (i) describe the Sunrise Pre-Stabilized Property; (ii) attach a true, correct and complete copy of the Bona Fide Offer, and

(iii) attach a summary of the Preliminary Information concerning the applicable Sunrise Pre-Stabilized Property in the Sunrise Member's possession or control. The LLC shall have the right to elect to purchase the applicable Sunrise Pre-Stabilized Property (or the applicable direct or indirect beneficial interest therein, as the case may be) for a Price equal to the Price set forth in the Bona Fide Offer by notice given by the Federal Member to the Sunrise Member within the Review Period. Within fifteen (15) days after the exercise of any such option to purchase, the LLC and Sunrise shall enter into a Purchase and Sale Agreement in the form of Standard Purchase and Sale Agreement, provided that (A) the closing date for the Conveyance of the Applicable Sunrise Pre-Stabilized Property shall be ninety (90) days after the date of the LLC's exercise of its option to purchase, and (B) the earnest money deposit shall be as set forth in the Bona Fide Offer. If the LLC shall Acquire any such Sunrise Pre-Stabilized Property, the Members shall execute an amendment to this Agreement which shall state the Non-Compete Area and the Target Area applicable to such Property on the date of closing. Without limiting the provisions of the Standard Purchase and Sale Agreement, if the closing under the Purchase and Sale Agreement for any applicable Sunrise Pre-Stabilized Property shall fail to occur due to a default by the LLC, the rights to the LLC to purchase such Sunrise Pre-Stabilized Property under this Section 6.6.3 shall be deemed to be waived permanently (but such rights shall continue to apply with respect to all other Sunrise Pre-Stabilized Properties).

              (b) If the Federal Member shall fail to give notice of its election to purchase any Sunrise Pre-Stabilized Property within the Review Period, then Sunrise shall have the right to Convey the applicable Sunrise Pre-Stabilized Property to any person or entity at any time during the eighteen
(18) months after the end of the Review Period for a Price which is not less than ninety-three percent (93%) of the Price set forth in the applicable Notice of Opportunity and upon terms that are otherwise not materially more favorable to the applicable purchaser than the terms set forth in the Standard Purchase and Sale Agreement. Notwithstanding the foregoing, if (i) the closing with respect to the Conveyance of the applicable Sunrise Pre-Stabilized Property has not occurred within said eighteen (18) month period, then before Sunrise may Convey the Sunrise Pre-Stabilized Property (or any direct or indirect beneficial interest therein), the Sunrise Member shall again provide an opportunity to the LLC to purchase the Sunrise Pre-Stabilized Property upon the terms and conditions set forth in Section 6.6.3(a) or this Section 6.6.4(a) hereof (whichever may then be applicable) and (ii) during said eighteen (18) month period Sunrise agrees to Convey the Sunrise Pre-Stabilized Property to any other person or entity for a Price which is less than ninety-three percent (93%) of the Price set forth in the applicable Notice of Opportunity or upon terms that are otherwise materially more favorable to the proposed transferee than the terms set forth in the Standard Purchase and Sale Agreement, then Sunrise shall not thereafter Convey the Sunrise Pre-Stabilized Property without again offering to Convey the Pre-Stabilized Property to the LLC in accordance with the provisions of Section 6.6.4(a) above, except that the Price shall be the reduced Price and the Review Period shall be seven (7) days for any such subsequent opportunity (it being understood and agreed that the provisions of this Section 6.6.4(b) shall also apply with respect to each such subsequent opportunity).

              (c) Subject to the provisions of Section 6.6.13 hereof, all Pursuit Costs incurred by the Federal Member or the LLC with respect to any Pre-Stabilized Opportunity for which a Notice of Opportunity is given by the Sunrise Member shall be paid by the LLC, whether or not the LLC shall exercise its right to purchase same as set forth herein. If the LLC enters into a Purchase and Sale Agreement and the Federal Member causes the LLC to elect to proceed thereunder after any applicable Study Period therein, and thereafter the LLC fails to close due to a default by the Federal Member, the Pursuit Costs and earnest money deposit shall be reimbursed to the LLC by the Federal Member (to the extent same were previously reimbursed to the Federal Member by the LLC), and the same shall not be a Contribution hereunder or be credited to the Federal Member's Capital Account, but shall be distributed to the Member in accordance with their Proportionate Shares.

              6.6.5 Right of First Opportunity With Respect to Third Party Stabilized Properties. Notwithstanding any provision of this Agreement to the contrary, during the Investment Period, Sunrise shall not Acquire, independently or with others, any Senior Housing Facility owned or operated by any third party within any Target Area unless the Sunrise Member has complied with the provisions of this Section 6.6.5 (any opportunity to Acquire any such Senior Housing Facility being referred to herein as a "Third Party Investment Opportunity" and the applicable Senior Housing Facility being referred to herein as a "Third Party Investment Property").

              (a) The Sunrise Member shall give a Notice of Opportunity to the Federal member of each Third Party Investment Opportunity which the Sunrise Member seriously desires to pursue during the Investment Period. Each Notice of Opportunity shall set forth the terms upon which the Sunrise Member has determined that the LLC might Acquire the applicable Third Party Investment Property and shall be accompanied by a summary of such Preliminary Information and offers, letters of intent or other agreements to Acquire the Third Party Investment Property, if any, as the Sunrise Member has in its possession or control. Within the Review Period, the Federal Member shall notify the Sunrise Member as to whether the Federal Member authorizes the LLC to pursue the applicable Third Party Investment Opportunity and to expend Pursuit Costs in connection therewith (a "Notice of Intent to Pursue"). If the Federal Member shall give a Notice to Intent to Pursue a Third Party Investment Opportunity within the Review Period, then the LLC shall have the exclusive right, as among the LLC, the Federal Member and the Sunrise Member, to pursue the applicable Third Party Investment Opportunity until such time as the Federal Member shall give notice to the Sunrise Member that the LLC has elected to discontinue its pursuit of the applicable Third Party Investment Opportunity (a "Notice of Discontinuance of Pursuit"). Prior to delivery of any Notice of Intent to Pursue, and, if the Federal Member shall give any Notice of Intent to Pursue, prior to the delivery of any Notice of Discontinuance of Pursuit, the Sunrise Member and the Federal Member shall each cooperate with and support the LLC's investigation and pursuit of any applicable Third Party Investment Opportunity. If the LLC shall acquire any such Third Party Stabilized Property, the Member shall execute an amendment to this Agreement which shall state the Non-Compete Area and the Target Area applicable to such Property on the date of closing.

              (b) Subject to the provisions of Section 6.6.7 hereof, if (i) the Federal Member fails to give the Sunrise Member a Notice of Intent to Pursue with respect to the applicable Third Party Investment Opportunity prior to the expiration of the Review Period, or (ii) the Federal Member gives a Notice of Discontinuance of Pursuit with respect to any applicable Third Party Investment Opportunity, then Sunrise shall have the right to pursue such Third Party Investment Opportunity independently of the LLC and the Federal Member; provided, however, that if Sunrise so pursues any such Third Party Investment Opportunity and the Price upon which the same may be Acquired is or becomes reduced by more than seven percent (7%) or the terms of the Acquisition otherwise become materially more favorable than the terms which were most recently offered to the LLC by the applicable Third Party (or the terms set forth in the applicable Notice of Opportunity if no such terms have been otherwise offered to the LLC by the applicable Third Party), then Sunrise shall not Acquire the Third Party Investment Property, without again providing the LLC with an opportunity to pursue same in accordance with the foregoing provisions of this Section upon such more favorable Price and terms except that the Review Period shall be seven (7) days for any such subsequent opportunity (it being understood and agreed that the provisions of this Section 6.6.5(b) shall also apply with respect to each such subsequent opportunity). If Sunrise shall Acquire any such Third Party Investment Property with respect to which the LLC or the Federal Member has incurred any Pursuit Costs, the Sunrise Member shall reimburse the LLC or the Federal Member, as the case may be, for such costs within seven (7) days after demand by the LLC or the Federal Member, as the case may be.

              6.6.6 Rights of First Offer With Respect to Third Party Development Opportunities. Notwithstanding any provision of this Agreement to the contrary, during the Investment Period, Sunrise shall not develop or re-develop, or enter into any agreement to develop or redevelop, any Senior Housing Facility with any Third Party Developer within any Target Area unless the Sunrise Member has complied with the provisions of this Section 6.6.6 (any opportunity to develop or redevelop any such Senior Housing Facility being referred to herein as a "Third Party Development Opportunity" and the applicable Senior Housing Facility being referred to herein as a "Third Party Development Property"). Without limiting the provisions of Section 6.6.7 hereof, the foregoing provision shall not apply to (i) off balance sheet financing structured transactions such as AL Investments, L.L.C., (ii) develop, construct and manage for fees transactions such as in Buckhead, Georgia; provided, however, that the facilities developed pursuant to AL Investments, L.L.C.-type transactions or pursuant to develop, construct and manage for fees transactions in which Sunrise Acquires an ownership interest in the Senior Housing Facility so developed, constructed or managed shall be subject to Section 6.6.3 and 6.6.4 prior to any third party Conveyance or the execution of any Agreement to Convey same.

              (a) The Sunrise Member shall promptly give a Notice of Opportunity to the Federal Member of each Third Party Development Opportunity which the Sunrise Member desires to pursue during the Investment Period. Each Notice of Opportunity shall set forth the terms upon which the applicable Third Party Developer and Sunrise have proposed to develop or redevelop any Third Party Development Property and shall be accompanied by a summary of items of Preliminary Information which Sunrise has in its possession or control. Within the Review Period, the Federal Member shall notify the Sunrise Member as to the terms and conditions upon which the LLC would agree to proceed with the Third Party Development Opportunity (a "Notice of Intent to Develop"). If the Federal Member shall give a Notice of Intent to Develop with respect to a Third Party Development Opportunity within the Review Period which is at least as favorable to Sunrise as the terms offered or proposed by the Third Party Developer to Sunrise (or such Related Party), then the LLC and Sunrise shall proceed to enter into a letter of intent with respect to the Third Party Development Opportunity and shall thereafter cooperate in good faith and act expeditiously in seeking to enter into a definitive agreement concerning the Third Party Development Opportunity until such time as the Federal Member shall give a Notice of Discontinuance of Pursuit with respect to the applicable Third

Party Development Opportunity. If the LLC shall Acquire any interest in any Third Party Development Opportunity, the Members shall execute an amendment to this Agreement which shall set the Non-Compete Area and the Target Area applicable to such Property on the date of closing.

              (b) Subject to the provision of Section 6.7 hereof, if (i) the Federal Member fails to give the Sunrise Member a Notice of Intent to Develop with respect to the applicable Third Party Development Opportunity prior to the expiration of the Review Period, or (ii) the Federal Member gives a Notice of Discontinuance of Pursuit with respect to any applicable Third Party Development Opportunity, then Sunrise shall have the right to pursue such Third Party Development Opportunity independently of the LLC and the Federal Member; provided, however, that if Sunrise so pursues any such Third Party Development Opportunity and the Price upon which the same may be developed or redeveloped is or becomes reduced by more than seven percent (7%) or the terms with respect thereto otherwise become materially more favorable (from the perspective of the LLC) than the terms which were most recently offered by the LLC, then Sunrise shall not develop or redevelop the Third Party Development Property, without again providing the LLC with an opportunity to pursue same in accordance with the foregoing provisions of this Section upon such more favorable terms. If Sunrise shall develop or redevelop any such Third Party Development Property with respect to which the LLC or the Federal Member has incurred any Pursuit Costs, Sunrise shall reimburse the LLC or the Federal Member (as the case may be) for such costs within the seven (7) days after demand by the LLC or the Federal Member, as the case may be.

              6.6.7 Non-Compete. Notwithstanding any provision of this Agreement to the contrary, including, without limitation, the provisions of Sections 6.6.2, 6.6.3, 6.6.4, 6.6.5, and 6.6.6, Sunrise shall not engage in or possess, directly or indirectly, any interest in any Senior Housing Facility or the acquisition, ownership, development, redevelopment, leasing, operation or management thereof within any Non-Compete Area; provided, however, that Sunrise shall have the right to:

                     (i) continue to own, operate and manage the Oakton Facility; provided, however, that Sunrise shall not have the right to expand the Oakton Facility or to redevelop the Oakton Facility so as to compete more directly with any applicable Property;

                     (ii) manage any Pre-Existing Facility located within any Non-Compete Area, provided that (A) the fees and other compensation paid to Sunrise for its services in connection with the Pre-Existing Facility are not based upon an incentive management structure or similar structure as a result of which Sunrise's economic interest with respect to the Pre-Existing Facility is substantially equivalent to the economic interest that would exist if Sunrise actually owned or controlled more than twenty-five percent (25%) of the beneficial ownership interests in the Pre-Existing Facility or in the Entity which owns or leases the Pre-Existing Facility; and (B) at no time during the Investment Period shall Sunrise own or control more than twenty-five percent (25%) of the beneficial ownership interests in the Pre-Existing Facility or in the Entity which owns or leases the Pre-Existing Facility; and

                     (iii) acquire, own and operate any Pre-Existing Facility located within any Non-Compete Area, provided that (A) the Pre-Existing Facility is included within a portfolio of Senior Housing Facilities and is acquired by Sunrise simultaneously with the acquisition by Sunrise of the remainder of such portfolio from a single Seller in a single transaction, and (B) the sum of the fair market value of the Pre-Existing Facility and the fair market value of all other Pre-Existing Facilities acquired as part of such portfolio which are located within any Non-Compete Area, including, without limitation, the Non-Compete Area in which the subject Pre-Existing Senior Housing Facility is located, is less than twenty-five percent (25%) of the fair market value, on an aggregate basis, of the entire portfolio so acquired.

The foregoing provisions of this Section shall apply notwithstanding (i) the failure of the Federal Member or the LLC to exercise any rights granted thereto with respect to any Sunrise Investment Opportunity, any Third Party Investment Opportunity or any Third Party Development Opportunity; or (ii) the delivery by the Federal Member or the LLC of any Notice of Discontinuance of Pursuit with respect to any Sunrise Investment Opportunity, any Third Party Investment Opportunity or any Third Party Development Opportunity.

              6.6.8 Restricted Development Area.

              (a) Sunrise shall not, without the Federal Member's prior written consent (which consent may be withheld in the Federal Member's sole and absolute discretion), develop or construct any new Senior Housing Facility or substantially redevelop or expand any existing Senior Housing Facility located within any Restricted Development Area unless each Property located within the applicable Restricted Development Area has had an average occupancy level of at least ninety-five percent (95%) of the total occupancy level for such Property during the prior twelve (12) month period ending on the later of (i) the date that a commercially reasonable earnest-money deposit posted by Sunrise with respect to the acquisition of the land upon which the Senior Housing Facility is proposed to be developed or redeveloped becomes non-refundable under the terms of the applicable acquisition agreement if Sunrise does not own such land as of the date hereof, (ii) the date that Sunrise obtains a building permit for the development or redevelopment of the proposed Senior Housing Facility if Sunrise owns the land upon which same is proposed to be developed or redeveloped as of the date hereof, or (iii) the one (1) year anniversary of the date of acquisition of such Property by the LLC. For purposes of this Section 6.6.8(a), no unit or bed in any property shall be deemed to be occupied for purposes of determining occupancy levels if the applicable resident is occupying his unit or bed at a rental rate which is not consistent with the rental rate for such unit or bed set forth in the then applicable Annual Business Plan for the Property or if the resident has received rent or other concessions not consistent with the then applicable Annual Business Plan.

              (b) The "Put Period" shall be a period commencing on the date of commencement by Sunrise of construction of any Senior Housing Facility (or redevelopment for expansion thereof) in the Restricted Development Area permitted under Section 6.6.8(a) above and ending on the first anniversary of the last day of the first period of twelve (12) consecutive months during which the average actual occupancy of such Senior Housing Facility was at least ninety-three (93%). If during the Put Period the average occupancy level of any Property located within the Restricted Development Area is less than eighty percent (80%) of the total occupancy for such Property for a period of at least twelve (12) consecutive months, then the Federal Member shall have the option (the "Restricted Area Put Option") exercisable by notice given to the Sunrise Member at any time after the expiration of such twelve (12) month period but within the Put Period, to cause the Company to sell, and the Sunrise Member to purchase, the applicable Property at a purchase price calculated under Section 6.6.8(c) below. Within fifteen (15) days after the exercise, if any, of the Restricted Area Put Option, the Company and the Sunrise Member shall enter into a Purchase and Sale Agreement in the form of the Standard Purchase and Sale Agreement, provided that the closing date for the Conveyance of the applicable Property shall be the date which is not later than ninety (90) days after the exercise by the Federal Member of the Restricted Area Put Option. For purposes of this Section 6.6.8(b), no unit or bed in any Property shall be deemed to be occupied for purposes of determining occupancy levels if the applicable resident is occupying his unit or bed at a rental rate which is not consistent with the rental rate generally prevailing in the Restricted Development Area for comparable units or beds prior to the commencement of construction of any such Senior Housing Facility (or any redevelopment or expansion thereof) by Sunrise in the Restricted Development Area or if the resident has received rent or other concessions which are not consistent with market conditions generally prevailing in the Restricted Development Area prior to the commencement of such construction for comparable units or beds.

              (c) The purchase price for any Property subject to the Restricted Area Put Option shall be computed as set forth herein, subject to adjustment as provided in Section 6.6.8(d) below. The Net Operating Income for the last twelve
(12) month period ending prior to the commencement of the Put Period (which shall be based upon an occupancy level of at least ninety-five percent (95%) for such twelve (12) month period as set forth above in Section 6.6.8(a) hereof) shall be reasonably estimated by the Federal Member based upon the most recent financial reports delivered by the Manager in connection with the applicable Property. Such Net Operating Income shall then be increased over the period from the first day of the Put Period through the date of the Federal Member's exercise of the Restricted Area Put Option by the average annual growth rate in Net Operating Income for the applicable Property for the 36-month period ending immediately prior to the commencement of the Put Period; provided, however, that if the applicable Property has not had an average occupancy level of at least ninety-three percent (93%) for at least thirty-six (36) months prior to the Put Period, then the average annual growth rate to be applied to the Net Operating Income under the foregoing provisions of this Section 6.6.8(c) shall be equal to the greater of (i) the average annual growth rate in Net Operating Income for all of Stabilized Properties directly or indirectly owned by the LLC during the 36-month period ending immediately prior to the Put Period, and (ii) three percent (3%) per annum. The annualized Net Operating Income as so increased shall be divided by a capitalization rate to be agreed upon by the Sunrise Member and the Federal Member as representing the then fair market capitalization rate for Senior Housing Facilities in the applicable Restricted Development Area; provided, further, however, that if the Sunrise Member and the Federal Member fail to agree upon such capitalization rate within fifteen (15) days after the date of exercise of the Restricted Area Put Option, then the capitalization rate shall be determined by appraisals conducted in accordance with the procedures described in Section 8.2.3 hereof, except that the Qualified Appraisers shall be instructed to determine only the fair market capitalization rate for Senior Housing Facilities located within the applicable Restricted Development Area rather than Appraised Fair Market Value for the applicable Property.

              (d) Within one hundred eighty (180) days after the closing of the sale of any Property to the Sunrise Member pursuant to the exercise of a Restricted Development Area Put Option, the Accountants shall audit the books and records of the applicable Property with respect to Net Operating Income for the twelve (12) month period ending immediately prior to the commencement of the Put Period and used to determine the purchase price of the Property under provisions of Section 6.6.8(c) hereof. Promptly upon completion of the audit, the Accounts shall deliver a notice ("Put Price Adjustment Notice") to each party setting forth the actual Net Operating Income for such twelve (12) month period and the amount of purchase price for the Property as recalculated by the Accountants using such actual Net Operating Income and the capitalization rate determined under the provisions of the foregoing Section 6.6.8(c). The determination by the Accountants as to such Net Operating Income and the adjusted purchase price for the Property shall be final and binding upon the Members. If the amount of the actual Net Operating Income for the applicable twelve (12) month period as determined by any audit under this Section is less than ninety-seven percent (97%) of the amount of Net Operating Income reported by the Property Manager to the applicable Lessee in its most recent reports prior to the exercise of the applicable Restricted Area Put Option, then the cost of the audit shall be paid by the Sunrise Member; otherwise, the cost of the audit shall be paid by the Members in accordance with their Proportionate Shares. If the purchase price for the applicable Property as adjusted under the foregoing provisions of this Section 6.6.8(d) is less than the purchase price as calculated under the provisions of Section 6.6.8(c) hereof, then, within thirty (30) days after demand by the Federal Member, the Sunrise Member shall pay the difference to the Federal Member. If the purchase price of the Property as so adjusted is greater than the purchase price as determined under Section 6.6.8(c) hereof, then, within thirty (30) days after demand by the Sunrise Member, the Federal Member shall pay the difference to the Sunrise Member.

              6.6.9 Delivery of Monthly Deal List. Without limiting the foregoing provisions of this Section, not less frequently than once per month during the Investment Period, the Sunrise Member shall deliver a "deal list" to the Federal Member which shall set forth (i) all Sunrise Investment Opportunities, Third Party Investment Opportunities and Third Party Development Opportunities within the Target Areas with respect to which the Sunrise Member has a serious interest in pursuing in the current or succeeding calendar year and (ii) the status of Sunrise's efforts with respect to any Sunrise Investment Property being marketed for sale and any inquiries or offers received in connection therewith.

              6.6.10 Rights of Federal Member With Respect to Rights of First Opportunity; Rights of First Offer and Rights of First Refusal. Whenever in this
Section 6.6 or in any Purchase and Sale Agreement, Agreement to Acquire, Agreement to Convey or other instrument, document or agreement executed by the LLC in connection with the rights granted under this Section 6.6, the LLC has the right or obligation to make any election, exercise any right or otherwise perform with respect to any Sunrise Investment Property, Third Party Investment Property or Third Party Development Property, the Federal Member shall have the right, acting singly, in its sole discretion and without the need or requirement for any consent or approval of the Sunrise Member, to compel or cause the LLC to make such election, exercise such right or otherwise perform as directed by the Federal Member.

              6.6.11 Related Party Transactions Generally Prohibited. Except as expressly approved in this Agreement, in an Approved Budget, in an Annual Business Plan or otherwise, neither Member shall engage or pay (or cause the Company to engage or pay) any compensation to any Related Party of such Member for the provision of services to the Company unless (a) such party is fully qualified and experienced to provide the required services, (b) both the scope of services and the compensation payable to such Related Party for the services are consistent with then current market standards for arms length transactions,
(c) the Member discloses such engagement to the other Member as a transaction with a Related Party, and (d) the Members approve such engagement or payment.

              6.6.12 Permitted Related Party Transactions. Any and all Related Party transactions shall be on terms and shall contain conditions as would be negotiated at "arms length" with a Third Party.

              6.6.13 Pursuit Costs. Notwithstanding any provision hereof, if, on three (3) separate occasions, the LLC shall enter into a Purchase and Sale Agreement or other Agreement to Acquire any Senior Housing Facility or other property pursuant to the exercise of any of its rights of first opportunity under this Section 6.6 and shall thereafter fail to Acquire the applicable Senior Housing Facility or other property for any reason other than a default on the part of Sunrise, then the LLC shall have no obligation to reimburse the Pursuit Costs of the Federal Member with respect to any subsequent Senior Housing Facility or other property for which the LLC enters into a Purchase and Sale Agreement or other agreement to Acquire pursuant to its rights under
Section 6.6 unless and until the LLC shall actually Acquire such a Senior Housing Facility or property.

              6.6.14 Amendments to Agreement; New Venture Agreements

              (a) If the LLC shall Acquire any Property pursuant to the terms of Sections 6.6.2, 6.6.3, 6.6.4, 6.6.5 or 6.6.6, then the Members shall execute an amendment to this Agreement which shall, among other things, set the Non-Compete Area and Target Area applicable to the New Property.

              (b) If the acquisition price at which the Company proposes to acquire any Property under Sections 6.6.3, 6.6.4, 6.6.5 or 6.6.6 is not equal to the Net Operating Income of the Property for the last full calendar quarter ending prior to the date of execution of the Purchase and Sale Agreement therefor by the Company and Sunrise, multiplied by four (4) and divided by a capitalization rate of 10.75%, then, at the request of either Member, the Members shall form a new limited liability company for the purpose of acquiring the Property, which shall be substantially in the form of this Agreement, except that the annual return set forth in the definition of "Priority Guaranteed Payment" shall be adjusted to equal the capitalization rate used in lieu of 10.75% to determine the purchase price for such Property as aforesaid.

       Section 6.7   Limitation of Liability.

              6.7.1 Exculpatory Provisions. None of the Sunrise Member, the Federal Member, any Related Party of any Member or any Member's agents, officers, partners, members, employees, representatives, directors or shareholders shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for (i) any act performed in good faith within the scope of the authority conferred by this Agreement, (ii) any good faith failure or refusal to perform any acts except those required by the terms of this Agreement, or (iii) any performance or omission to perform any acts in reliance on the advice of accountants or legal counsel for the Company; provided, however, that each Member shall nevertheless be liable in all events for its own fraud, negligence or willful misconduct.

              6.7.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and save harmless each Member, and each Member's Related Parties, agents, officers, partners, members, employees, representatives, directors and shareholders from any loss, cost, damage, fee (including without limitation, legal fees and costs) or expense incurred by reason of (i) such party's status as a Member or the Related Party of a Member or such party's status as agent, officer, partner, member, employee, representative, director or shareholder of such Member, (ii) any act performed in good faith within the scope of the authority conferred by this Agreement, (iii) any failure or refusal to perform any acts except those required by the terms of this Agreement or (iv) any performance or omission to perform any acts based upon reasonable good faith reliance on the advice of accountants or legal counsel for the Company, provided that no indemnification shall be given with respect to acts or omissions which constitute fraud, negligence or willful misconduct.

                      ARTICLE VII - LIABILITIES OF MEMBERS

       Section 7.1 General. No Member shall be liable for any debts, liabilities, contracts or other obligations of the Company nor shall any Member be required to lend funds to the Company. Except as otherwise specifically required by Article III or by applicable law, no Member shall be required to make any Contributions to the Company.

                  ARTICLE VIII - TRANSFER OF COMPANY INTEREST

       Section 8.1   Transfer by the Members.

              8.1.1 General Restrictions. No Member shall sell, pledge, hypothecate, assign, transfer, mortgage, charge or otherwise encumber, or suffer any Third Party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, directly or indirectly and whether voluntarily or by operation by law (collectively referred to as a "Transfer") any part or all of its interest or membership in the Company except as provided in this Article VIII. Any attempt to effect any of the foregoing prohibited actions shall be void ab initio and, in addition to other rights and remedies at law and in equity, the other Member or Members shall be entitled to injunctive relief enjoining the prohibited action. The Members expressly acknowledge that damages at law would be an inadequate remedy for a breach or threatened breach of the provisions concerning transfer set forth in this Agreement. The giving of consent or approval by the Member required under this Article VIII in any one or more instances shall not limit or waive the need for such consent or approval in any other or subsequent instances. Notwithstanding anything in this Article VIII or this Agreement to the contrary, no Member shall have the right to effect any Transfer of its interest in the Company if the Transfer, in the opinion of counsel to the Company, may constitute a violation of any state or federal securities laws or other applicable law. Except as expressly permitted under Section 8.1.3, no Member shall have the right to effect any transfer of its interest in the Company if such Transfer would cause the Company to terminate under applicable law without the prior approval of the other Members; provided, however, that nothing herein contained shall limit the rights of the Federal Member to make a Transfer under
Section 8.1.3 that results in a tax termination of the Company so long as the Federal Member and the transferee agree to cooperate with the Sunrise Member to take such action as may be necessary to continue the Company for tax purposes (the Sunrise Member hereby also agreeing to cooperate in taking such actions at the request of the Federal Member or such assignee). No Transfer by any Member of an interest in the Company may be made to any Person if: (i) such Transfer would cause any interest in the Company or any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101;
(ii) such Transfer would cause the Company to no longer be excluded from the definition of "Investment Company" under the Investment Company Act of 1940; or
(iii) such Transfer would cause the Company to be considered for purposes of
Section 1.7704-1(h)(1)(ii) of the Regulations to have more than 100 members at any time during any taxable year.

              8.1.2 Indirect Transfers. The restrictions set forth in this
Article VIII shall not be construed to limit or restrict in any way (i) indirect transfers otherwise permitted under this Article VIII, or (ii) subject to
Section 8.2, indirect transfers of interests by or in the Federal Member or the Sunrise Member, or the constituent partners or members of the Federal Member or the Sunrise Member, as the case may be.

              8.1.3 Permitted Transfers. Without any requirement for obtaining approval, but subject to the restrictions contained in this Section 8.1.3, the final sentence of Section 8.1.1 and the provisions of Section 8.2, each Member shall have the right to Transfer directly or indirectly all or a portion of its interest in the Company solely if such Transfer is to an Entity which is owned or controlled by, is under common ownership and control with or owns and controls the original Member. Notwithstanding anything herein to the contrary, in the case of any transfer by a Member, there shall at all times remain a single entity which has the authority to act on behalf of the Sunrise Member or the Federal Member, as the case may be. The Company and the other Member shall at all times be entitled to rely fully on the consent, direction, authorization or other binding action of the single designated entity authorized to act on behalf of such Member. The designation of a new entity to act on behalf of the Sunrise Member or the Federal Member, as the case may be, may only be made by the previous authorized entity. The initial entity authorized to act on behalf of the Sunrise Member is Sunrise Assisted Living Investments, Inc., through any duly authorized officer thereof. The initial authorized entity to act on behalf of the Federal Member shall be Federal Street Management, LLC, acting through any duly authorized member or manager thereof. Each Member shall from time to time provide the other Member, upon request therefor, with a list of authorized individuals whose signatures will bind the authorized entities.

              8.1.4 Conditions to Substitutions. An assignee or transferee of a Member shall not have any other rights of a Member other than its right to distributions, unless and until the assignee is admitted as a substituted Member. Thereafter, subject to the last sentence of this Section, such assignee shall have all rights of a Member hereunder, except the right to provide consents and authorizations, which shall remain subject to Section 8.1.3. An assignee or transferee shall become a substituted Member when and if the assignee or transferee (a) pays all Company expenses incurred in connection with its substitution; (b) submits a duly executed instrument of assignment, in a form reasonably satisfactory to the non-assigning Member, specifying the membership interest assigned to it and setting forth the assigning Member's intention that the assignee succeed to such portion of the assigning Member's membership interest; (c) executes a copy of this Agreement or an amendment to this Agreement; and (d) is approved unanimously by the Members to be admitted as a Substituted Member. The admission of a substituted Member shall be effective as of the close of the day on which all of the conditions specified in this
Section 8.1.4 have been satisfied.

      Section 8.2 Change in Control of the Sunrise Member.

              8.2.1 Definition of Change in Control.

              8.2.1.1 A "Change in Control" of the Sunrise Member shall be deemed to occur if, at any time after the date of the formation of the Company,
(i) any Person (or one or more Persons acting in concert as a group) acquires
(A) more than fifty percent (50%) of the outstanding capital stock of SALI, SALII or SALMI, or (B) such percentage of the outstanding capital stock of SALI, SALII or SALMI or such other rights as would entitle such Person (or such group) to appoint a majority of the board of SALI, SALII or SALMI and such Person or group actually exercises such right and elects a majority of the board members who were not members prior to such time; (ii) a merger, exchange, consolidation, recapitalization or other business combination (a "Business Combination") occurs in which the holders of the outstanding capital stock of SALI, SALII or SALMI immediately prior to such Business Combination, disregarding for such purposes any holders who are affiliates of another party to the Business Combination or acting in concert as a group with such other party, own less than fifty-one percent (51%) of the aggregate equity interests of the surviving entity or own less than fifty-one percent (51%) of the voting securities (determined on the basis of number of votes per security) immediately following such Business Combination; or (iii) all or substantially all of the assets of SALI, SALII or SALMI are sold or otherwise disposed of, directly, indirectly, voluntarily, involuntarily, by operation of law or otherwise.

              8.2.1.2 A "Permitted Change of Control" is a Change of Control (i) which occurs after the first anniversary of the Second Closing Date, and (ii) pursuant to which any applicable Person (or Persons) acquiring the stock of SALI, SALII or SALMI under Section 8.2.1.1(i), the surviving entity of any applicable Business Combination under Section 8.2.1.1(ii), or the Person which purchases all or substantially all of the assets of SALI, SALII or SALMI under
Section 8.2.1.1(iii) (each such Person being referred to herein as the "New Entity") satisfies all of the following requirements:

       (i) The tangible net worth of the New Entity, computed in accordance with GAAP, as of the date of the Change of Control is not less than the greatest of (A) the tangible net worth of SALI, SALII and/or SALMI, as the case may be, as of the date hereof, (B) the tangible net worth of SALI, SALII and/or SALMI as the case may be, on the day prior to the date of the Change of Control, and (C) $250,000,000;

       (ii) Neither the New Entity nor any Person directly or indirectly controlling the New Entity, or any of the New Entity's operational subsidiaries shall, at any time (A) have filed a petition in bankruptcy or sought the protection of any bankruptcy or similar insolvency laws, or had a petition under any bankruptcy or creditors rights laws filed against it; (B) had any license or certification to operate any assisted living/dementia care or skilled nursing facility denied or revoked by any governmental authority due to any actual or alleged fault or failure by, or the negative reputation of, the New Entity or any of its Related Parties, (C) have paid on three (3) or more occasions during any period of five (5) consecutive years prior to the occurrence of the Change of Control any fine, penalty or sanction in excess of $7,500 each to one or more governmental authorities having jurisdiction with respect to licenses or certifications to operate assisted living/dementia care or nursing home facilities or under any Medicare, Medicaid or third party payor program (D) been found to have been grossly negligent to have committed willful or intentional misconduct in any lawsuit alleging any wrongdoing by the New Entity or any of its Related Parties or any of their respective employees relating to assisted living/dementia care or skilled nursing care, or (E) been found to have been liable in three (3) or more lawsuits alleging any wrongdoing by the New Entity or any of its Related Parties or any of their respective employees relating to assisted living/dementia care of skilled nursing facilities for any reason other than gross negligence, willful misconduct or recklessness;

       (iii) The New Entity, or its operational subsidiary or subsidiaries, shall (A) be licensed or certified for the operation of assisted living/dementia care facilities in each state in which the Properties are located as of the date of the Change of Control, and (B) have at least five (5) years experience in, the operation of a substantial number of assisted living/dementia care facilities located in metropolitan markets substantially similar to the Target Areas; and

       (iv) The New Entity or its operational subsidiary or subsidiaries must have in place or adopt as of the date of the Change of Control, hiring, training and quality assurance programs and operating and management standards that are equivalent to or higher in quality than the Sunrise Standards in effect as of the date hereof.

              8.2.1.3 A "Prohibited Change of Control" shall mean any Change of Control other than a Permitted Change of Control including, without limitation, any Change of Control which occurs on or before the first anniversary of the Second Closing Date.

              8.2.1.4 Other Provisions. If the executive members of management of the Sunrise Member at any time desire to acquire an interest in SALI, SALII or SALMI that could constitute a Change in Control, the Federal Member agrees to discuss any such transaction with the Sunrise Member, provided that the Federal Member shall have no obligation whatsoever to consent thereto. Without limiting the generality of the foregoing, the acceptability of the executives in question and of the structure of the proposed transaction shall be in the sole and absolute discretion of the Federal Member.

              8.2.2 Rights of Federal Member. Upon the occurrence of any Prohibited Change of Control, the Federal Member shall have the option, exercisable within one hundred twenty (120) days of its obtaining knowledge of such Prohibited Change of Control, to purchase the interest of the Sunrise Member in the Company (the "Sunrise Interest") based upon the Appraised Fair Market Value (as hereinafter defined) of such interest or to deliver a Buy/Sell Offering Notice under Section
8.4. If the Federal Member fails to exercise its option under this Section 8.2.2 within such one hundred twenty (120) day period, its rights under this Section
8.2.2 shall lapse with respect to such Prohibited Change of Control. The Sunrise Member shall give notice as soon as reasonably practicable prior to the date that it anticipates that a Change in Control may occur. If the Federal Member elects to purchase the Sunrise Interest pursuant this Section 8.2.2, then the Closing of such acquisition shall occur on a date specified by the Federal Member together with such exercise, such date to be no later than one hundred eighty (180) days after the date of such exercise. If closing does not take place by such date due to a default of the Federal Member, then the Federal Member's rights under this Section 8.2 shall lapse with respect to such Prohibited Change in Control.

              8.2.3 Appraised Fair Market Value. For purposes of this Section 8.2, "Appraised Fair Market Value" shall be determined as follows:

              (a) Within fifteen (15) days of exercise of the option set forth in this Section 8.2 (the "Section 8.2 Option") by the Federal Member (or in the case of any other requirement in this Agreement to determine the Appraised Fair Market Value), the Federal Member and the Sunrise Member shall appoint an MAI appraiser with at least ten (10) years experience appraising properties similar to the Properties in the jurisdictions in which same are located (a "Qualified Appraiser") whose determination of the Appraised Fair Market Value shall be the final and binding determination. If the Sunrise Member and the Federal Member cannot agree upon a Qualified Appraiser to make such appraisal within fifteen
(15) days, then each such Member shall, within thirty (30) days thereafter, serve notice upon the other Member of a Qualified Appraiser selected by it. If either Member fails to so appoint a Qualified Appraiser within said thirty (30) day period, then the Qualified Appraiser so appointed by the other Member shall be the sole Qualified Appraiser and his determination of the Appraised Fair Market Value shall be final and binding. Within thirty (30) days of the appointment of the Qualified Appraiser or Qualified Appraisers, as set forth above, each Qualified Appraiser so appointed shall serve upon the other and upon each Member his determination of the Appraised Fair Market Value. If one Qualified Appraiser has been appointed pursuant to this paragraph, his determination of the Appraised Fair Market Value shall be the final determination of the Appraised Fair Market Value. If two Qualified Appraisers have been appointed pursuant to this paragraph, then if the greater Appraised Fair Market Value is no greater than seven percent (7%) more than the lesser Appraised Fair Market Value, then the Appraised Fair Market Value shall be the average of such two appraisals. If the foregoing is not the case, then such two Qualified Appraisers shall appoint a third Qualified Appraiser (provided, however, that if such appointment has not occurred, for any reason, within fifteen (15) days of the determination that the Appraised Fair Market Value will not be determined by such average, then either the Sunrise Member or the Federal Member may apply to any court of competent jurisdiction to appoint such third Qualified Appraiser), and within thirty (30) days of his appointment, such third Qualified Appraiser shall determine which of the initial Appraised Fair Market Values is more accurate, and such value shall be conclusively deemed the Appraised Fair Market Value. In determining Appraised Fair Market Value, the Qualified Appraisers shall be directed to determine the prices at which the Properties would be sold if sold in an organized manner for all cash. The Qualified

 Appraisers shall take into account the need or advisability of selling certain Properties in groups due to financing or similar restrictions. Where it is possible that Properties could be sold subject to existing financing, the appraisal shall take into account the projected cash price in excess of such existing financing. After determining the proceeds of a sale of all the Properties based upon the Appraised Fair Market Value, the Members shall do an analysis in order to determine how the proceeds of such a sale would be distributed pursuant to Section 5.3 of this Agreement, taking into account all preferences, accrued priority returns and similar items and reasonable liquidation costs and reserves. The amount which would be distributed to the Sunrise Member under such analysis shall be the purchase price to be paid by the Federal Member for the Sunrise Interest. No prepayment premiums or transfer fees for existing financing would be taken into account in determining the Appraised Fair Market Value or the purchase price for the Sunrise Interest unless such transfer fees, yield maintenance premiums and the like will be incurred as a result of the consummation of the purchase of the Sunrise Interest under this
Section 8.2.

              (b) Except as otherwise set forth in this Section 8.2, the Closing of the sale of the Sunrise Interest pursuant to this Section 8.2 shall be consummated in the manner set forth in Section 8.4.4.

              (c) Each party shall pay (i) one-half of the fees of a jointly ap4pointed Qualified Appraiser, or (ii) the fees and expenses of the one of the two Qualified Appraisers appointed by or for such party, or (iii) one-half of the fees and expenses of the third Qualified Appraiser, whichever is applicable.

       Section 8.3 Members.

              8.3.1 Terminating Event. Upon the occurrence of a Terminating Event with respect to a Member, the Legal Successor of the Member shall continue to possess the Member's interest in Company distributions, but shall possess no rights of approval or decision otherwise attendant to such interest.

              8.3.2 Withdrawal by Members. Notwithstanding any provision of the Act to the contrary, no Member may resign, withdraw or withdraw capital from the Company, except pursuant to a right expressly set forth herein.

       Section 8.4 Buy/Sell.

              (a) Buy/Sell Offering Notice. The operation of this Section 8.4 may be triggered upon written notice (the "Buy/Sell Offering Notice"):

                  (i) by either Member given at any time after the expiration of the Investment Period;

                  (ii) by either Member no more than one hundred twenty (120) days after the occurrence of an Event of Default by the Responding Member;

                  (iii) by either Member if the LLC shall fail to maintain a Debt Ratio which is greater than or equal to the Minimum Debt Ratio and such failure shall not be cured within a reasonable period after notice from any Member to the other with respect thereto, such period to be not less than eighteen (18) months and to be determined after taking into account then prevailing market conditions for financing of similar Senior Housing Facilities (it being understood and agreed that, without limiting any other provision of this Agreement, the Company shall not be obligated to obtain any loan unless the new Loan constant would be less than 10.6 for the first year of such Loan.);

                     (iv) by the Federal Member given at any time after the termination of the Term of any Lease (as defined therein);

                     (v) by the Federal Member given at any time after March 31, 2001 and prior to July 31, 2001, unless on or before March 31, 2001 the Second Closing has occurred, or, if the Second Closing has not occurred on or before March 31, 2001, or one or more of the Properties intended to be included in the Second Closing are not acquired on or before March 31, 2001, then unless Qualified Replacement Properties are acquired such that the Appraised Fair Market Value of all of the Properties owned by Subsidiaries of the LLC is equal to at least $100 million and the Debt Ratio is not less than forty percent (40%) or greater than fifty percent (50%) on or before March 31, 2001;

                     (vi) by the Federal Member given at any time after the date which is twelve (12) months after the date of any Permitted Change of Control; or

                     (vii) by the Sunrise Member giving no more than one hundred twenty (120) days after a default under the Second Purchase and Sale Agreement caused by the Federal Member which remains uncured after the expiration of any applicable notice and/or cure period thereunder;

provided, however, that there is no Event of Default with respect to the Member initiating such notice. The Member duly exercising such right shall be the "Initiating Member" and the other Member shall be the "Responding Member" for the purposes of this Section 8.4. The Buy/Sell Offering Notice shall set forth an amount determined by the Initiating Member as the basis for the calculations required under Section 8.4.2 (the "Proposed Value"). No Buy/Sell Offering Notice or Responsive Notice under Section 8.4.2 may be rescinded once given, without the written consent of the other Member.

                     8.4.2 Responsive Notice. Within thirty (30) days following the date of the Buy/Sell Offering Notice, the Responding Member shall deliver to the Initiating Member a responsive notice, without qualification or condition, electing either:

                     (a) To sell to the Initiating Member the entirety of the Responding Member's interest in the Company at a price (the "Sale Price") equal to the amount of cash that would be distributed to the Responding Member under
Article V if all of the assets of the Company were sold for cash in the amount of the Proposed Value taking into account the allocations set forth in Article IV which would be required to be made as a result of such sale and usual and customary closing costs; or

                     (b) To purchase from the Initiating Member the entirety of the Initiating Member's interest in the Company at a price (the "Buy Price") equal to the amount of cash that would be distributed to the Initiating Member under Article V if all of the assets of the Company were sold for cash in the amount of the Proposed Value taking into account the allocations set forth in Article IV which would be required to be made as a result of such sale and usual and customary closing costs.

In calculating the amount which would be distributed to the applicable Member under either (a) or (b) above, the Initiating Member shall take into account in determining the Proposed Value that a sum will be required to be set aside for liquidation costs and reserves, and all Company indebtedness shall be deemed to be retired as of the Closing Date. The Sale Price or Buy Price shall not take into account any loan assumption costs, prepayment premiums, breakage costs or similar items unless the same will be incurred as a result of the consummation of the purchase and sale of any interest of either Member pursuant to a Buy/Sell Offering Notice. The failure of the Responding Member to give such a responsive notice (without qualification or condition) within the required time period shall be deemed notice of an election to sell its entire interest under clause
(a) above. The date as of which the Responding Member shall have given notice of its election (or be deemed to have made an election) shall be the "Buy/Sell Election Date."

              8.4.3 Buy/Sell Deposit. The Member bound to purchase pursuant to the election referenced in Section 8.4.3 (the "Purchaser," and the other Member shall be the "Seller") shall be required to make an earnest money deposit within ten (10) days of the Buy/Sell Election Date in the amount of $3,000,000 in immediately available funds (the "Buy/Sell Deposit"). The Buy/Sell Deposit to serve as a good faith deposit for the purposes of the closing of the purchase in accordance with Section 8.4.4 below shall be delivered to First American Title Insurance Company (or another national title insurance company reasonably acceptable to the Members) as escrow agent. The Buy/Sell Deposit shall be non-refundable to the Purchaser (except in the event that the closing of the purchase shall fail to occur due to a default of the Seller in performing its closing obligations pursuant to Section 8.4.4).

              8.4.4 Closing Process. Purchaser shall fix a closing date (the "Closing Date") not later than one hundred twenty (120) days following the date of receipt by the Initiating Member of the responsive notice within the period set forth in Section 8.4.2 or the deemed election by the Responding Member in accordance with Section 8.4.2, by notifying the Seller in writing of the Closing Date not less than thirty (30) days prior thereto. The closing shall take place on the Closing Date at the principal office of the Purchaser. The purchase price for the Seller's interest shall be paid in immediately available funds and the Seller shall convey good and marketable title to its membership interest in the Company to Purchaser or its designee free and clear of all liens and encumbrances. Each Member agrees to cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the Seller's interest by the Purchaser. The Manager shall prepare a balance sheet for the Company as of the date of determination of the Closing Date showing all items of income and expense of the Company earned or accrued, and such income and expenses shall be prorated between the Purchaser and the Seller as of the Closing Date (based on the Seller's interest therein prior to the Closing Date). The cost of any title insurance policy endorsements desired by the Purchaser shall be paid by the Purchaser. All other costs shall be borne by the party who customarily bears such costs. Any risk of casualty or loss prior to the Closing Date shall be borne by the Purchaser, who shall succeed to all rights to insurance proceeds or condemnation awards. In no event shall the Purchaser be required to repay or to cause the Company to repay any indebtedness of the Company at such closing.

       8.4.5 Failure to Close.

       (a) If the Purchaser fails to perform its obligations under this Section
8.4 (following such failure, the "Defaulting Purchaser"), the Seller may (i) retain the Deposit, and/or (ii) purchase the interest of the Defaulting Purchaser for a price equal to ninety percent (90%) of the amount the Defaulting Purchaser would have received pursuant to Section 8.4.3 had it been the Seller rather than the Purchaser, upon written notice to the Purchaser given within thirty (30) days after the originally scheduled Closing Date. If the Seller elects to purchase the interest of the Defaulting Purchaser, the closing of such purchase shall take place in accordance with the provisions hereof, except that the Closing Date shall be not later than ninety (90) days following the date on which the notice electing such purchase is given. If the Seller shall fail to perform its obligations under this Section 8.4, the Purchaser shall have all rights and remedies available to it at law or equity, including, without limitation, the right to seek specific performance.

       (b) Without limiting the provisions of the foregoing Subsection (a), a Defaulting Purchaser shall be deemed to have forfeited its right to deliver a Buy/Sell Offering Notice pursuant to Section 8.4.1 for any reason whatsoever (i) for a period of three (3) years from the date of the first such default and (ii) fully and finally from the date of any subsequent default. If such Defaulting Purchaser shall have theretofore been a Defaulting Purchaser under this Section
8.4 in connection with a previous exercise by a Member of its rights under this
Section 8.4, then such Defaulting Purchaser shall also immediately cease to be the Manager of the Company (if applicable) and shall completely forfeit its right to participate in any manner in the direction, vote and control of the Company thereafter, except for consent and approval rights with respect to those matters that are reserved to a Defaulting Member in the last sentence of Section
3.9 above.

       Section 8.5 Effect Upon Transferees. Following any Transfer of the interest or membership of any Member effective under this Agreement, the provisions of this Article VIII shall be binding upon such transferee Member. Any transferee of such interest who is admitted as a successor Member shall enjoy fully the benefits and be subject to the burdens of such provisions. Notwithstanding anything to the contrary herein, there shall at all times be and remain only two groups of Members, the Sunrise Member Group and the Federal Member Group. Any successor member shall be a part of the group from which it acquired its Membership Interest. For purposes of this Section 8.4, one group shall be required to buy all, and not less than all, of the Membership Interests of the other group, and the other group shall be obligated to sell all, and not less than all, of the Membership Interests constituting that group.

       Section 8.6 Qualified Organizations. Each Member other than the Federal Member hereby represents and covenants that it is not and will not become (for so long as it is a Member in the Company) a Qualified Organization and, further, that no interest in such Member is or will be owned directly or indirectly or beneficially by a Qualified Organization, for so long as such Member is a Member in the Company; provided, however, that a Qualified Organization may own an indirect interest in the Company through a taxable corporation. In addition to the restrictions on transfer set forth in this Article VIII, such Member further represents and covenants that it will not transfer or assign or permit the transfer or assignment of all or any portion of its interest as a Member, or of any direct or indirect interest in itself, that would result in the direct or indirect or beneficial ownership by a Qualified Organization of any interest in the

Company held or formerly held by or through such Member; provided, however, that a Qualified Organization may own an indirect interest in the Company through a taxable corporation. If any Member other than the Federal Member or any of the holders of interests in any such Member fails to comply with the requirements of this Section 8.6, or breach any of the representations and covenants in connection therewith, and such failure or breach causes or contributes to the failure of the Company to comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder, said Member or holder shall be liable to the Company, to the Federal Member and to any direct or indirect investors in the Federal Member for any damages resulting directly or indirectly therefrom, including but not limited to any unrelated business income tax incurred by the Federal Member (and its constituent partners) with respect to its investment in the Company.

       Section 8.7 Casualty and Condemnation.

              (a) Subject to the provisions of Section 8.7(b) below, if, during the Investment Period, any Property is damaged or destroyed by fire, casualty or other cause (each a "Casualty") or any portion of any Property (but not all or substantially all of the Property) shall be taken in any eminent domain, condemnation, compulsory acquisition or similar proceeding by any competent authority for any public or quasi-public use or purpose (a "Taking"), the LLC shall cause any such portion of the Property to be promptly repaired or replaced.

              (b) Notwithstanding the provisions of the preceding Section 8.7(a), if the proceeds of insurance with respect to any Casualty or the proceeds of any award with respect to any Taking (to the extent the same are made available) are not sufficient to repair or restore the damaged or destroyed portion of the Property following any Casualty or Taking substantially to the same condition as existed previously and to achieve Stabilization of the Property prior to the expiration of the Investment Period, then the LLC shall not so repair or restore the Property unless the Members agree to do so in writing. If there are not sufficient proceeds from any insurance claim or Taking award to repair or restore the Property to achieve Stabilization prior to the expiration of the Investment Period, as aforesaid, and one Member (the "Electing Member") gives notice to the other Member (the "Non-Electing Member") that it requests that the LLC repair and restore the Property (a "Request to Restore") but the Non-Electing Member fails to give notice to the Electing Member within fifteen (15) days after such Request to Restore that it consents thereto, then the Electing Member shall have the right to purchase the Property from the LLC for its Appraised Fair Market Value in its then condition. Such right to purchase shall be exercisable by notice given to the Non-Electing Member at any time within forty-five (45) days after the expiration of said fifteen (15) day period. Upon the exercise of such right to purchase by the Electing Member, the Appraised Fair Market Value of the Property shall be determined in accordance with the procedures set forth in Section 8.2. The closing of the acquisition of the Property shall occur on a date specified by the Electing Member, such date to be no later than one hundred eighty (180) days after the date of exercise by the Electing Member of its right to purchase the Property. If the Electing Member shall fail to give notice of its election to exercise its right to purchase the Property within said forty-five (45) day period, or shall give such notice but thereafter fail to Acquire the Property within said one hundred eighty (180) day period for any reason other than a default of the LLC caused by the Non-Electing Member, then either Member shall have the right to initiate the process described above in this Section 8.7(b) at any time by delivering a Request to Restore to the other Member.

              (c) If no election is made pursuant to Section 8.7(b) above to buy a Property affected by a Casualty or Taking ( a "Damaged Property"), or if an election is made but the Damaged Property is not Acquired by the Electing Member, then the Damaged Property shall be sold in its then-current condition, and the proceeds of insurance, condemnation and such sale shall be distributed pursuant to Section 5.3. In no event shall a Casualty or a Taking, or the failure of a Member to Acquire a Damaged Property, be a trigger for a Buy/Sell Offering Notice. The Casualty, Taking or failure to Acquire shall affect the Damaged Property only and will result in the termination of the Lease with respect to the Damaged Property only, without any affect on any other rights of the Members.

                 ARTICLE IX - MEMBER OBLIGATIONS FOR REPORTING,
                         RECORDS AND ACCOUNTING MATTERS

       Section 9.1 Fiscal Year. Except as provided by the Code, the fiscal year and the taxable year of the Company shall be the calendar year.

       Section 9.2 Bank Accounts.

              (a) The Manager shall deposit all cash balances derived from rents or occupancy payments or otherwise arising from ownership of any Property, in a bank account established in the name of the Subsidiary owning the Property (or, if none, the Company) by the Manager (each a "Property Account"). In no event shall any Property Account be commingled with any accounts of any other party. Any investment of funds shall be made in the name of the Company or the applicable Subsidiary and shall be consistent with investment guidelines stated in an Annual Business Plan. The Company or the applicable Subsidiary shall be a signatory on all accounts maintained with respect to the applicable Property, and the Company or the applicable Subsidiary shall have the right to require that the Company's or the applicable Subsidiary's signature shall be required on all checks/withdrawals after any default by the Manager under this Agreement.

              (b) In connection with the development, construction or reconstruction of any Property (each, a "Project"), the Subsidiary owning the Property (or, if none, the Company) shall establish a separate interest-bearing bank account (the "Development Account") for the Project in the name of the Subsidiary owning the Property (or, if none, the Company). To the extent that the Project is funded by a Loan, any disbursements requested by the Company or the applicable Subsidiary shall be deposited directly in the Development Account.

              (c) The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company and all Subsidiaries. The funds of the Company and each Subsidiary shall not be commingled with the funds of any other Person and the Members shall not employ such funds in any manner except for the benefit of the Company.

              (d) All Property Accounts and Development Accounts shall be deposited in one or more non-interest-bearing demand deposit accounts or interest-bearing accounts, fully insured by the Federal Deposit Insurance Corporation, maintained in a state or national bank or invested in United States government securities, repurchase agreements secured by obligations of the United States or its agencies, or invested in such interest-bearing accounts at one or more commercial banks having a Moody's rating of "A" or better on long term debt, or invested in commercial paper having a rating of "A-1" or "P-1" or other investments and securities issued or fully guaranteed by the United States or its agencies, with average maturities of, or redeemable in, not more than 180 days.

       Section 9.3 Maintenance of Records.

              (a) The Manager shall maintain and develop on a current basis a uniform system of accounts and document filing system with respect to the Company and each Subsidiary. All such records shall be maintained at the principal office of the Company.

              (b) The Manager shall maintain files related to the Properties in a good and orderly fashion, all such files being the sole property of the Company (or the applicable Subsidiary), including, but not limited to, the following to the extent same are delivered to or generated during the term of this Agreement, to wit:

                  (i) Occupancy files, including executed leases or residency agreements and amendments thereto, correspondence, and current rent roll;

                  (ii)   Maintenance and repair files;

                  (iii) Accounting books and records and supporting documentation;

                  (iv) Construction files, competitive bid records, including site plans, construction drawings, as-built drawings, plans, construction specifications, capital improvements schedules and information, construction contracts, architects agreements, engineering contracts and subcontracts, except that no such plans, drawings or specifications shall be used for any purpose other than the maintenance, repair and replacement of the applicable Property;

                  (v) Operation files, including HVAC maintenance schedules, warranties, and operation manuals;

                  (vi) Service contracts, including, but not limited to cleaning, maintenance, landscaping, snow removal, trash removal, etc.;

                  (vii) Permits, licenses and certifications from any and all governmental authorities;

                  (viii) Copies of insurance policies or certificates; and

                  (ix) Such other Property information as any Member reasonably requests from time to time.

              (c) The Federal Member may, at its expense, from time to time audit such of the books, records and internal systems and procedures of the Company or any Subsidiary as may be necessary or appropriate to ascertain the appropriateness and reasonableness of the allocations and internal audit procedures of the Company or any Subsidiary.

       Section 9.4 Certain Records. The Manager shall keep at the principal office of the Company a current list of the full name and last known business or residence address of each Member, a copy of the LLC Certificate and all certificates of amendment to any of them, together with executed copies of any powers of attorney pursuant to which any of the certificates or any amendments have been executed, copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years, copies of this Agreement and any amendments thereto, copies of any and all financial statements of the Company for the six most recent fiscal years, and the books and records of the Company as they relate to the internal affairs of the Company for at least the current and past six fiscal years, if any, including calculations of capital accounts and returns and, for purposes of satisfying the request of an appraiser, a true copy of business records relevant to the amount, cost and value of all property owned, claimed, possessed or controlled by the Company or any Subsidiary. Each Member has the right, upon reasonable request, to inspect and copy during normal business hours any of the Company's books, records agreements and other documents.

       Section 9.5 Required Reports. The Manager shall promptly deliver to each Member, at the Company's expense, a copy of this Agreement as in effect from time to time, and any amendments thereto and, upon request, shall so deliver any additional documents required by the Act. The Manager shall furnish or arrange to be furnished to each Member the following reports prepared for the Company:

              9.5.1 Tax Returns. The Manager shall prepare or cause to be prepared all tax returns required of the Company and each Subsidiary. The Manager shall timely file or cause to be timely filed all such tax returns required by the Company. The Manager, with the Federal Member's consent, shall make decisions regarding or affecting the reporting or characterization for tax purposes of items of Company income, gain, loss or deduction, including without limitation, whether to make any available election pursuant to the Code and the regulations which will materially affect the taxation of the Federal Member or its direct or indirect owners.

              9.5.2 Other Reports. Manager shall prepare or cause to be prepared and delivered to each Member the budgets, reports, audits and other items described in Exhibit J attached thereto and incorporated herein by this reference on or before the respective dates set forth therein.

       Section 9.6 Other Disclosures. The Manager shall provide any and all material information relating to the Properties as the Members may reasonably request from time to time, including all material that the Property Manager is required to furnish to the Company.

       Section 9.7 Tax Matters Partner. The Federal Member is designated the tax matters partner of the Company as provided in Section 6231(a)(7) of the Code and corresponding provisions of applicable state law. This designation is effective only for the purpose of activities performed pursuant to the Code, corresponding provisions of applicable state law and under this Agreement. The Federal Member shall not make any material decisions or take any material actions as the tax matters partner without the prior written consent of the Sunrise Member, which shall not be unreasonably withheld or delayed. The Federal Member may not make any election in contravention of the provisions of Section 9.8 below.

       Section 9.8 Taxation as a Partnership. It is the intent of the Company and its Members that the Company be treated as a partnership for income tax purposes, and the terms of this Agreement shall be construed so as to accomplish that goal, and the Members will use best efforts to cause the Company to be so treated.

       Section 9.9 Costs Payable From the Property Account. With respect to the Properties, the Manager shall, to the extent of available funds, pay indirectly from the applicable Property Account, all costs incurred by Third Parties or otherwise payable hereunder in connection with the development, redevelopment and disposition of the Property pursuant to and consistent with the then current Annual Business Plan for the Property or otherwise within the authority granted to the Manager herein.

                             ARTICLE X - DISSOLUTION

       Section 10.1 Dissolution.

              (a) Events of Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the election of the Members, or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

              (b) Bankruptcy of a Member. The bankruptcy of a Member or other Terminating Event will not cause the Member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

              (c) Liquidation and Winding Up. In the event of dissolution, the Company shall be wound up and its assets liquidated. In connection with the dissolution and winding up of the Company, the Manager or such other person designated by the Members shall proceed with the sale, exchange or liquidation of all of the assets of the Company, including, without limitation, the Subsidiaries and the Properties and shall conduct only such other activities as are necessary to wind up the Company's affairs, and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.

                         ARTICLE XI - EVENTS OF DEFAULT

       Section 11.1 Events of Default. There will be an Event of Default under this Agreement if any one or more of the following events or circumstances shall transpire or exist and shall not be cured within any applicable period of notice and grace specified below:

              11.1.1 Breach of Obligations. If either Member is in breach of any material obligation under this Agreement and such breach is not corrected within fifteen (15) business days after written notice thereof from the other Member; unless such breach is of a nature that it is not capable of cure in such period, in which event the breaching party shall promptly commence and thereafter diligently pursue such cure to completion within such reasonable time, not to exceed an additional ninety (90) days, as may be necessary to complete such cure.

              11.1.2 Fraud, Gross Negligence or Willful Misconduct. If either Member shall commit an act involving fraud or willful misconduct in connection with any of its obligations hereunder, or an act involving gross negligence which with respect to any act of gross negligence is not corrected within fifteen (15) days after written notice thereof from the other Member.

              11.1.3 Transfers. Any Transfer by either Member in violation of the provisions of Article VIII.

              11.1.4 Prohibited Change of Control. If a Prohibited Change of Control shall occur.

              11.1.5 Related Party Defaults. If a Member or a Related Party of a Member is the "Property Manager" under any Facility Operating Agreement and a default which remains uncured after the expiration of any applicable notice and/or cure period occurs under such Facility Operating Agreement on the part of the "Property Manager".

              11.1.6 Purchase and Sale Agreements. A default which remains uncured after the expiration of any applicable notice and/or cure period by the Sunrise Member or any of its Related Parties occurs under any Purchase and Sale Agreement.

              11.1.7 Failure to Contribute. An election by the non-Defaulting Member under Section 3.8(d).

       Section 11.2 Special Remedies on Default by the Sunrise Member. Within sixty (60) days after an Event of Default by the Sunrise Member, the Federal Member may, in its sole discretion, and without limiting any other right or remedy of the Federal Member, remove the Sunrise Member as the Manager and designate itself or its designee as the replacement Manager. If the Federal Member exercises such right, the Sunrise Member shall automatically, without need for the execution and delivery of any instrument other than notice by the Federal Member to the Sunrise Member that it has exercised such right, cease to be the Manager and the Federal Member or its designee shall become the sole Manager of the Venture with all rights and responsibilities of the Manager set forth in this Agreement. The Sunrise Member shall execute such amendments to this Agreement and execute and file such amendments to the Certificate of Organization of the Company as may be required to affect such appointment of the Federal Member or its designee as the Manager and the Sunrise Member hereby appoints the Federal Member its attorney-in-fact with full power of substitution, to execute and deliver any such amendments or other instruments. Notwithstanding the foregoing of any other provision hereof to the contrary, under no circumstance shall the Federal Member have any authority, without the written consent of the Sunrise Member, to cause the Company to sell, transfer or convey all or substantially all of the assets of the Company or its Subsidiaries, to acquire additional Property, to engage in any material improvements of any Property (other than pursuant to an Approved Budget which has been approved by both Members or Preservation Costs), to incur on behalf of the Company any financing which includes recourse obligations of the Sunrise Member, to engage in any transaction with any Related Party of the Federal Member other than on arm's-length terms and as required under Sections 6.6.11 and 6.6.12, to obtain insurance other than on the terms and with coverages as are approved by the Sunrise Member, or to amend this Agreement, nor shall the Sunrise Member forfeit any of its rights under Article IV, Article V (as to the right to receive distributions), Article VIII, or its rights to receive reports and obtain information pursuant to Article IX or any other provision of this Agreement.

       Section 11.3 Special Remedies on Default by the Federal Member. Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of Section 3.9 hereof, following an Event of Default by the Federal Member, the Federal Member's consent shall not be required with respect to any Major Decision, provided, however, that the consent of the Federal Member shall continue to be required for all Major Decisions so long as (i) the Federal Member is contesting the existence or occurrence of the Event of Default pursuant to an arbitration proceeding under Section 12.3 hereof, and (ii) either the Federal Member prevails in such application proceeding, or, if the Federal Member does not prevail in such arbitration proceeding, the Federal Member cures the applicable default in accordance with the decision of the arbitrator(s) under the arbitration proceeding, and, provided, further however, that under no circumstance shall the Sunrise Member have any authority, without the written consent of the Federal Member, to cause the Company to sell, transfer or convey all, or substantially all of the assets of the Company or its Subsidiaries, to acquire additional Properties, to engage in any material improvements of any Property (other than pursuant to an Approved Budget which has been approved by both Members or Preservation Costs), to incur on behalf of the Company any financing which includes any recourse obligations of the Federal Member, to engage in any transaction with any Related Party of the Sunrise Member other than on arm's-length terms and as required under Sections 6.6.11 and 6.6.12, to obtain insurance other than on terms and with coverages as are approved by the Federal Member, or to amend this Agreement, nor shall the Federal Member forfeit any of its rights under Article IV, Article V (as to the right to receive distributions), Article VI, Article VIII, or its rights to receive reports and obtain information pursuant to Article IX or any other provision of this Agreement, or its rights under Section 12.14. The Sunrise Member's right and authorization to proceed on Major Decisions without the consent of the Federal Member shall, subject to foregoing the provisions of this Section 11.3, come into effect, without the need for the execution and delivery of any instrument other than notice by the Sunrise Member to the Federal Member that it has exercised such right to terminate the Federal Member's right to consent on Major Decisions.

                           ARTICLE XII - MISCELLANEOUS

       Section 12.1 Notices

              (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement (collectively, "notices") shall be deemed adequately given if in writing and the same shall be delivered either in hand or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

              (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt and in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

              (c) All such notices shall be addressed:

         If to the Sunrise Member, to:

                           Sunrise Assisted Living Investments, Inc.
                           7902 Westpark Drive
                           McLean, Virginia 22102
                           Attention: Thomas B. Newell, Esq.
                           Telecopier:  703-744-1628

         with a copy to:

                           Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
                           7929 Westpark Drive, Suite 400
                           McLean, Virginia 22102
                           Attention: Wayne G. Tatusko, Esq.
                           Telecopier:  703-356-5388

         If to the Federal Member, to:

                           c/o AEW Capital Management, L.P.
                           225 Franklin Street
                           Boston, Massachusetts 02110
                           Attention: General Counsel
                           Telecopier: 617-261-9555

         with a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, Massachusetts 02109
                           Attention: Joseph J. Christian, Esq.
                           Telecopier: 617-526-5000

              (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America or to add one or two more parties to whom a copy of a notice must be given.

       Section 12.2 Amendments. This Agreement may be amended only with the written approval of all Members.

       Section 12.3 Arbitration.

              (a) Any dispute hereunder regarding a matter which is expressly made subject to arbitration under this Agreement shall at the request of either Member, be determined by an arbitration proceeding (an "Arbitration Proceeding") conducted in the city and state determined by the arbitrator selected for the Arbitration Proceeding or as otherwise mutually agreed by the parties to the Arbitration Proceeding and in accordance with the commercial arbitration rules of the AAA with expedited procedures in effect on the date thereof, as modified by this Agreement. Unless expressly stated to the contrary in this Agreement, the initiation of the Arbitration proceeding shall toll the running of any cure periods provided for in this Agreement.

              (b) The Member desiring arbitration shall provide written notice to the other Member (the "Arbitration Notice") indicating (i) the matter in controversy and (ii) the name, contact information and professional resume of the proposed arbitrator meeting the requirements for a qualified and independent arbitrator set forth in Section 12.3(c) ("Initial Arbitrator") to arbitrate such matter in controversy. If the Member receiving the Arbitration Notice rejects the Initial Arbitrator set forth in the Arbitration Notice it shall object in writing ("Objection Notice") delivered to the other Member within four (4) Business Days of the receipt of the Arbitration Notice. The Objection Notice shall contain the name, contact information and professional resume of a different arbitrator meeting the requirements for a qualified and independent arbitrator set forth in Section 12.3(c) ("Secondary Arbitrator") to arbitrate the matter in controversy set forth in the Arbitration Notice. If the Member receiving the Objection Notice rejects the Secondary Arbitrator, it shall object in writing ("Secondary Objection Notice") to the other Member within four (4) Business Days after the receipt of the Objection Notice. If neither the Initial Arbitrator nor the Secondary Arbitrator is accepted by the Members, the Member which delivered the Arbitration Notice shall instruct the Initial Arbitrator and the Secondary Arbitrator to agree, within two (2) Business Days after receipt of the Secondary Objection Notice, upon an arbitrator ("Appointed Arbitrator") meeting the requirements for a qualified and independent arbitrator set forth in
Section 12.3(c). If they agree upon an Appointed Arbitrator who is prepared to act as the Appointed Arbitrator, the Initial Arbitrator and Secondary Arbitrator shall deliver written notice of the name, contact information and professional resume of the Appointed Arbitrator to each Member simultaneously. The appointment of the Appointed Arbitrator shall be a final decision, which shall not be subject to objection by either Member, unless either member within two
(2) Business Days after such selection of an Appointed Arbitrator, notifies the Other Member, in writing, that such Appointed Arbitrator fails to meet the requirements for a qualified and independent arbitrator set forth in Section 12.3(c) and provides specific information in such written notice as to the reasons why such failure exists.

              (c) In the event the Initial Arbitrator and the Secondary Arbitrator cannot agree on an Appointed Arbitrator or if such appointed Arbitrator is unwilling to act as the Appointed Arbitrator or if either member objects to the Appointed Arbitrator within two (2) Business Days after the selection of such Appointed Arbitrator, as permitted in this Section 12.3, then either Member may petition the AAA (or any successor body of similar function) to appoint an arbitrator within two (2) Business Days of such petition using the following criteria: such arbitrator shall (i) with respect to physical property matters, a licensed professional engineer or registered architect having at least ten (10) years experience in the design or construction of Senior Housing Facilities, (ii) with respect to financial matters be a partner in a "Big Five Accounting Firm" with at least ten (10) years experience with the type of matter in dispute, (iii) with respect to property management issues, a person who shall have had at least ten (10) years experience managing Senior Housing Facilities similar to the properties owned by the Company in the market place for the matter in dispute and (iv) be neutral and shall have had no prior notice, information or discussions concerning such controversy) and shall not be employed by or associated with either Member or any Related Party of either of them, or any of their respective agents or affiliates at such time or for the previous ten (10) years.

              (d) The Arbitration Proceedings shall commence two (2) Business Days after the engagement or appointment of the appropriate arbitrator pursuant to this Section 12.3. Such Arbitration Proceedings shall be conducted in one (1) day until completion, each party shall have n o more than a total of four (4) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party and the arbitrator shall make a determination within three (3) Business Days after conclusion of the Arbitration Proceeding.

              (e) Each Member shall sign all documents and do all other things necessary to submit any such matter to arbitration and agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder.

              (f) The costs and expenses of an Arbitration Proceeding and the arbitrators shall be shared equally by the Federal Member, the Sunrise Member, provided, however, each Member shall pay its own counsel and other professional fees and expenses with respect to such Arbitration proceeding. Notwithstanding any contrary provisions hereof, if any Member has initiated two (2) unsuccessful consecutive Arbitration Proceedings, it shall indemnify and holder harmless the other Member for all costs and expenses incurred by such other Member with respect to such subsequent Arbitration Proceedings initiated by it, but not for the result of such Arbitration Proceeding; provided, however, if at any time subsequent to such two (2) unsuccessful consecutive Arbitration proceedings, such Member has prevailed at two (2) consecutive Arbitration Proceedings, such indemnification shall no longer be effective until after such Member has initiated two (2) unsuccessful consecutive Arbitration Proceedings again.

              (g) Any arbitrator's final decision and award shall be in writing, shall be binding on the members and shall be nonappealable, and counterpart copies thereof shall be delivered to both Members. A Judgment or order based upon such award may be entered in any court of competent jurisdiction. All actions necessary to implement the decision of the arbitrator shall be undertaken as soon as possible, but in no event later than three (3) Business Days after the rendering of such decision.

       Section 12.4 Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law. The parties agree that except as set forth in Section 8.2 and Section 12.3, any dispute arising in connection with this Agreement shall be resolved in the Chancery Court in the State of Delaware, and each party hereby submits to the jurisdiction of that court. EACH PARTY HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE BETWEEN ANY OF THE PARTIES TO THIS AGREEMENT ARISING OUT OF THIS AGREEMENT OR THE RIGHTS OR OBLIGATIONS OF THE PARTIES HEREUNDER. The table of contents and titles of the Articles and Sections in this Agreement are for convenience only and shall not be considered in construing this Agreement. Pronouns used herein shall be construed to refer to the masculine, feminine, neuter, singular and plural as the identity of the individual or entity referred to may require. This Agreement, together with the documents and agreements being executed on the date hereof, constitutes the entire agreement among the Members and supersedes any prior written or oral agreements with respect to the subject matter of this Agreement. No provision of this Agreement (including, without limitation, any obligation of any Member to make Contributions) shall be interpreted as bestowing any rights whatsoever upon any third party. A cross-reference to another section shall be deemed to be to such section of this Agreement, unless explicitly stated otherwise.

       Section 12.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

       Section 12.6 No Partition. No Member nor any Legal Successor of a Member shall have the right to partition the Company or the Properties or any part thereof or interest therein, or to file a complaint or institute any proceeding at law or in equity to partition the Company or the Properties or any part thereof or interest therein. Each Member, for such Member and such Member's Legal Successor, hereby waives any such rights. The Members intend that, during the term of this Agreement, the rights of the Members and their successors in interest, as among themselves, shall be governed solely by the terms of this Agreement and by the Act.

       Section 12.7 Attorney's Fees. If any Member seeks to enforce such Member's rights under this Agreement by legal proceedings or otherwise the non-prevailing party shall be responsible for all costs and expenses in connection therewith, including without limitation, reasonable attorneys' fees and witness fees. In this Section 12.7, non-prevailing party shall not be meant to refer to a Member who initiates or accepts a settlement offer with regards to such legal proceeding.

       Section 12.8 Severability. If any provision of this Agreement is determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties. In any event, all other provisions shall be deemed valid and enforceable to the greatest possible extent.

       Section 12.9 Binding on Successors. Subject to the provisions of Article VIII, the rights and obligations of the Members under this Agreement shall inure to the benefit of and bind their respective heirs, successors and assigns.

       Section 12.10 Confidentiality. Both parties hereto agree to maintain the confidentiality of the financial terms and conditions of this Agreement and to maintain the confidentiality of (a) any financial information provided by one party to the other, and (b) all information contained in any plans, specifications, manuals, forms, contracts, books, records, computer discs and similar materials containing information, invoices and other documents received or maintained by the Company pursuant to this Agreement, other than information that is available from public sources. Either party may, however, disclose any of such information to its agents, directors, officers, employees, advisors, attorneys, affiliates or representatives who require such information for the purpose of performing or assisting in the performance of its obligations or services hereunder, and to investors or lenders or proposed investors or lenders, provided that in all such cases such parties shall be informed of the confidential nature of such information. Either party hereto may also disclose any such information (x) to the extent required by law, regulation (including SEC regulations) or court order provided that such party shall have first, to the extent reasonably practicable, advised the other of the requirement to disclose such information and shall have afforded the other an opportunity to dispute such requirement and seek relief therefrom by legal process, (y) in connection with any suit, action, arbitration or other proceedings between the parties hereto or their respective Related Parties, or (z) to the extent required in connection with the preparation or filing of any tax returns or other filings required by any applicable law.

       Any press releases or other public announcements concerning the Company or the arrangement between the Members shall be mutually approved by both Federal Member and the Sunrise Member in their reasonable discretion.

       Section 12.11 Representation and Warranties of Each Member. As an inducement to each Member to enter into this Agreement, in addition to the representations and warranties contained in this Agreement, the parties make the additional representations and warranties contained in Schedule 12.11 attached hereto and made a part hereof.

       Section 12.12 Brokerage Commissions. The parties hereto represent and warrant to each other that they have not dealt with any brokers, consultants or other third parties in the negotiation of this Agreement and the transactions contemplated herein. The parties further agree to indemnify, defend and hold each other harmless from and against any liability, claim, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or in connection with the claims for commissions or any other fees due in connection with this Agreement and the transaction contemplated herein arising from such Member's actions.

       Section 12.13 Time is of the Essence. Time is of the essence with respect to all time or notice deadlines set forth herein; provided, however, that this provision shall not affect the rights of any defaulting party hereunder to cure such default within the time periods (if any) explicitly set forth herein, if and as so permitted pursuant to the terms of this Agreement.

       Section 12.14 UBTI. The Sunrise Member acknowledges that it has been advised that investors in the Federal Member are Qualified Organizations which are not generally required to pay U.S. federal income tax on interest, certain real property rents and certain other types of income. The Sunrise Member agrees that the Federal Member shall be entitled to exercise any vote, consent, election or other right under this Agreement with a view to avoiding (or minimizing) any "unrelated business taxable income," within the meaning of
Section 512(a) of the Code ("UBTI"), to the Federal Member and its investors and without regard to whether conducting the business of the Company in such manner will maximize either pre-tax or after-tax profit of the Company to a Member (or a direct or indirect investor therein) which is not a Qualified Organization. Except with respect to the transactions contemplated hereunder related to the Company's acquisition of property in accordance with Article III and Article VI, without the prior written consent of the Federal Member, the Sunrise Member shall not cause or permit the Company to (i) obtain financing from any seller to the Company of any property or any individual or entity who bears a relationship described in Code Sections 267(b) or 707(b) to any such seller, (ii) lease any property to any seller or to any individual or entity who bears a relationship described in Code Sections 267(b) or 707(b) to any such seller, (iii) obtain any financing where the amount of the indebtedness or any other amount payable with respect to the financing, or the time for making any payment, is dependent upon any revenue, income or profits derived from any property, (iv) incur any indebtedness which would constitute "partner nonrecourse debt" as defined in Treasury Regulations Section 1.704-2(b)(4), (v) enter into any lease which provides for contingent rental payments unless based upon the tenant's gross receipts, (vi) enter into any lease or other arrangement pursuant to which it receives rents from personal property or payment for the performance of services which would constitute UBTI, (vii) invest or hold, directly or through one or more entities, any interest in any partnership (or any entity treated as a partnership for federal income tax purposes) if at any time it does not comply with Code Section 514(c)(9)(E) and the Treasury Regulations thereunder, (viii) derive income from the sale, exchange, or other disposition of property held primarily for sale to customers in the ordinary course of trade of business or (ix) otherwise engage in any business or transaction that would result, as a result of changes in the Code or the Regulations which are enacted or adopted subsequent to the date hereof and which are specifically identified in writing by the Federal Member to the Sunrise Member, in the derivation of income by the Federal Member from an "unrelated trade or business," as defined in Code Section 513. The Federal Member shall cooperate with the Company with respect to its compliance with this Section 12.14.

                      [This Space Intentionally Left Blank]

       IN WITNESS WHEREOF, each of the Members has executed this Agreement as of the date first written above.

                       SUNRISE MEMBER:

                       SUNRISE ASSISTED LIVING INVESTMENTS,
                       INC., a Virginia corporation

                       By:  /s/ DANIEL B. GORHAM
                           --------------------------------
                           Daniel B. Gorham
                           Vice President



                       FEDERAL MEMBER:
                       --------------

                       FEDERAL STREET OPERATING, LLC,
                       a Delaware limited liability company

                       By:      Federal Street Management, LLC, its
                                Managing Member

                                By: Federal Street Management Co., Inc., its Manager

                                         By:/s/ ROBERT J. PLUMB
                                            --------------------------------
                                            Robert J. Plumb
                                            Vice President



                                     JOINDER

       The undersigned Sunrise Assisted Living, Inc. hereby joins this Agreement for the purpose of guaranteeing the payment and performance by the Sunrise Member of its obligations and liabilities under Sections 6.6.8 and 8.2.2 hereof.

                       SUNRISE ASSISTED LIVING, INC.,
                       a Delaware corporation

                       By:  /s/ CHRISTIAN B. A. SLAVIN
                          ---------------------------------------
                            Christian B. A. Slavin
                            Executive Vice President

                             EXHIBITS AND SCHEDULES


 Exhibit       Description
--------      -------------
    A          Name, Address and Proportionate Share of Members
    B          Form of Promissory Note
    C          Form of Funding Notice
    D          Annual Business Plan Calendar Year 2000
    E          Insurance Requirements
    F          Major Decisions
    G          Description of Certain Properties
    H          Non-Compete Areas
    I          Punchlist Items
    J          Reports
    K          Existing Sunrise Target Area Projects
    L          Standard Purchase and Sale Agreement
    M          Form of Lease
    N          Preliminary Information
    O          Form of Facility Operating Agreement
    P          Allowed Deductions from Gross Revenues

Schedule       Description
--------       -----------


  12.11        Representations and Warranties of the Members